Exhibit 10.16

FULCRUM BIOENERGY, INC.

SECOND AMENDED AND RESTATED

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

November 8, 2011

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9.15	Confidentiality	25

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FULCRUM BIOENERGY, INC.

SECOND AMENDED AND RESTATED

SERIES c PREFERRED STOCK PURCHASE AGREEMENT

This Second Amended and Restated Series C Preferred Stock Purchase Agreement (this “Agreement”), dated as of November 8, 2011, by and among Fulcrum BioEnergy, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A attached hereto (each an “Existing Investor” and collectively, the “Existing Investors”) and the investors listed on Exhibit B attached hereto (the “New Investors” and together with the Existing Investors, the “Investors”).

RECITALS

WHEREAS, the Company and certain of the Investors are parties to that certain Amended and Restated Series C Preferred Stock Purchase Agreement dated as of September 7, 2011 (the “Prior Agreement”), pursuant to which the Company agreed to issue and sell, and each Investor party thereto (the “Prior Investors”) agreed to purchase, shares of the Company’s Series C-1 Preferred Stock, par value $0.001 per share (the “Series C-1 Preferred Stock”) upon satisfaction of the closing conditions set forth in the Prior Agreement;

WHEREAS, subject to the terms and conditions of the Prior Agreement, the Existing Investors previously purchased shares of Series C-1 Preferred Stock (1) by conversion of all of the 2010 Senior Secured Convertible Note(s) entered into between such Existing Investors and the Company on August 16, 2010, as amended, plus all accrued and unpaid interest on such notes (the “2010 Note Conversion”), and (2) pursuant to drawdowns of the Existing Investors’ funding commitment (the “Prior Drawdowns”) (each as set forth on Exhibit A);

WHEREAS, the Company and the Investors desire to amend and restate the Prior Agreement in its entirety; and

WHEREAS, pursuant to Section 10.9 of the Prior Agreement, the Prior Agreement may be amended with the written consent of the Company and the anticipated purchasers thereunder (the “Prior Required Investors”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and effective and contingent upon execution of this Agreement by the Company and the Prior Required Investors, the parties hereto hereby agree to amend and restate the Prior Agreement in its entirety to read as set forth in this Agreement.

1. Purchase and Sale of Preferred Stock.

1.1 Sale and Issuance of Series C-1 Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Sixth Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit C (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, each Existing Investor agrees to purchase at the Closing and the Company agrees to sell and issue to each Existing Investor at the Closing that number of shares of Series C-1 Preferred Stock set forth opposite each such Existing Investor’s name on Exhibit A attached hereto, less the number of shares previously purchased by such Existing Investor from the 2010 Note Conversion and the Previous Drawdowns, at a purchase price of $2.67 per share.

(c) Subject to the terms and conditions of this Agreement, each New Investor agrees to purchase at the Closing and the Company agrees to sell and issue to each New Investor at the Closing that number of shares of Series C-1 Preferred Stock set forth opposite each such New Investor’s name on Exhibit B attached hereto at a purchase price of $2.67 per share.

(d) The Company’s agreement with each of the Investors is a separate agreement, and the obligations of each Investor under this Agreement are several and not joint with any other Investor. Notwithstanding the foregoing, no Investor shall have any obligation hereunder to purchase its Series C-1 Preferred Stock unless all of the other Investors have previously purchased or also simultaneously purchase at the Closing the Series C-1 Preferred Stock set forth on Exhibit A and Exhibit B, as applicable.

(e) This Agreement shall not in any way release or impair the rights, duties or obligations of the Company created pursuant to the Prior Agreement with respect to the representations and warranties of the Company with respect to the Additional Common Stock (as defined the Prior Agreement), the release from escrow of the Additional Common Stock and the payment of reasonable fees and expenses incurred by USRG Holdco 3D, to the extent in force and effect prior to the Closing, and all of such rights, duties and obligations are assumed, ratified and affirmed by the Company and the Prior Investors.

1.2 Issuance of Warrants. At the Closing, the Company shall issue to each New Investor a warrant to acquire shares of the Company’s capital stock, in the form attached hereto as Exhibit D (the “Series C-2 Warrant”). The shares of capital stock issued upon exercise of the Series C-2 Warrant shall be hereinafter referred to as the “Warrant Stock.”

1.3 Closing; Delivery.

(a) The purchase and sale of the Series C-1 Preferred Stock by the Investors and the issuance of the Series C-2 Warrants shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, California 94105 at 10:00 a.m., on the date of this Agreement, or such other date, time or place as the Company and the Investors mutually agree upon, orally or in writing following satisfaction of the conditions in Section 4 (which time and place are designated as the “Closing”), upon the physical or electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement; provided, however, that if the Closing does not occur on or before November 17, 2011, this Agreement shall terminate in its entirety, provided further that in the event this Agreement terminates, the Prior Agreement shall be reinstated in its entirety and shall be in full force and effect.

(b) At the Closing, the Company will deliver to each Investor purchasing Series C-1 Preferred Stock a certificate registered in such Investor’s name representing the number of Series C-1 Preferred Stock that such Investor is purchasing against payment of the purchase price therefor, by (a) delivery of a bank cashier’s check payable to the Company, (b) wire transfer to the Company in accordance with the Company’s written instructions, (c) cancellation of indebtedness owed by the Company to the Investor, or (d) any combination of the foregoing or any other consideration agreed upon by the Company. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. The shares of Series C-1 Preferred Stock issued to the Investors pursuant to this Agreement shall be hereinafter referred to as the “Stock.” The Stock, the Series C-2 Warrants, the Warrant Stock, and the Common Stock issuable upon conversion of the Stock shall be hereinafter referred to as the “Securities.”

1.4 Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Execution” means the execution and delivery of this Agreement by the Company and the Investors.

“Execution Date” means the date of the Execution.

“Existing Preferred Holders” means the holders of outstanding Preferred Stock of the Company immediately prior to the Execution.

“Investors’ Rights Agreement” means the agreement among the Company, the Existing Preferred Holders and the Investors, dated as of the date of the Closing, attached hereto as Exhibit E.

“Key Holders” means E. James Macias and Eric N. Pryor.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects, property or results of operation of the Company.

“Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Key Holders, the Existing Preferred Holders and the Investors, dated as of the date of the Closing, in the form of Exhibit F attached hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Agreements” means this Agreement, the Series C-2 Warrants, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement.

“Voting Agreement” means the agreement among the Company, the Key Holders, the Existing Preferred Holders and the Investors, dated as of the date of the Closing, attached hereto as Exhibit G.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions (the “Schedule of Exceptions”) delivered separately by the Company to each Investor in connection with the Closing, the representations set forth in this Section 2 shall be true and correct as of the Execution Date and the Closing Date. For purposes of these representations and warranties, the phrase “to the Company’s Knowledge” or similar phrases shall mean the actual knowledge of any officer of the Company, after such officer has made reasonable inquiry of documents in the Company’s possession (or under the Company’s control) and of the Persons generally responsible for the subject matter to which knowledge is pertinent, or receipt of actual notice by such officer that conveys, in a reasonably clear manner, the specific matters in respect of which knowledge is pertinent. Further, the term “Company” shall include any subsidiaries of the Company, as applicable.

2.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and the Transaction Agreements, to issue and sell the Securities, and to carry out the provisions of this Agreement and the Transaction Agreements. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities has been taken or will be taken prior to the Closing, and this Agreement and the Transaction Agreements, when executed and delivered, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable laws. The sale of the Series C-1 Preferred Stock is not and the subsequent conversion of the Series C-1 Preferred Stock into Common Stock will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

2.3 Valid Issuance of Securities. The Stock and Series C-2 Warrants, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors’ Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Stock and the Warrant Stock issuable upon exercise of the Series C-2 Warrants (other than shares of Common Stock issuable upon exercise of the Series C-2 Warrants in the event of an initial public offering other than a Qualified IPO (as defined in the Restated Certificate)) has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company’s Certificate of Incorporation and with respect to the Warrant Stock, the Series C-2 Warrants, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Transaction Agreements and under applicable state and federal securities laws. Subject to the accuracy of the Investor’s representations in Section 3 hereof, the Securities will be offered, issued and sold in compliance with all applicable federal and state securities laws and shall be exempt from the registration requirements of Section 5 of the Securities Act and the qualification or registration requirements of all applicable state securities laws.

2.4 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Securities, except (i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware, (ii) such filings as have been made prior to the Closing, and (iii) any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

2.5 Capitalization and Voting Rights. Schedule 2.5 to the Schedule of Exceptions sets forth (a) the authorized and outstanding shares of each class and series of capital stock of the Company, and (b) the number shares of Common Stock reserved for issuance upon exercise of options granted or available for grant under the terms of the Company’s 2007 Stock Incentive Plan, as amended from time to time (the “2007 Plan”), and the number of shares of Common Stock issued pursuant to exercise of options. The Common Stock, Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C-1 Preferred Stock shall have the rights, privileges and preferences set forth in the Restated Certificate. All outstanding options to purchase shares of the Company’s stock have been issued pursuant to the 2007 Plan and to a form of option agreement under the 2007 Plan in substantially the form provided to counsel for the Investors. All outstanding securities of the Company were issued in compliance with the registration or exemption provisions of applicable federal and state securities laws. Except for (i) the conversion privileges of the Series A Preferred Stock, Series B-1 Preferred

Stock, Series B-2 Preferred Stock and Series C-1 Preferred Stock, (ii) the rights provided in Section 4 of the Investors’ Rights Agreement, (iii) the Series C-2 Warrants and (iv) as set forth on Schedule 2.5 to the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable or shares of Common Stock or Preferred Stock. The issuance of the Shares will not cause an adjustment under any anti-dilution provision (or similar protective feature) under any shares, option, warrants, right or other agreements of any kind binding upon the Company.

2.6 Subsidiaries. All direct and indirect Subsidiaries are set forth on Schedule 2.6. Except as set forth on Schedule 2.6, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (as defined below). Except as set forth on Schedule 2.6, all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities and there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or other agreements of any kind for the purchase or acquisition from any of the Subsidiaries of any of its securities. Except as set forth on Schedule 2.6, the Companies do not own any ownership interest or profits interest in any other corporation, limited liability company, limited partnership or other entity. Except as set forth on Schedule 2.6, the Companies are not a participant in any joint venture, partnership or similar arrangement. Each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of jurisdiction of its incorporation or organization (as applicable). Each Subsidiary is duly qualified, is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Companies taken as a whole. Each Subsidiary has the requisite corporate or limited liability company power and authority to carry on its business as it is now being conducted. For the purposes of this Agreement, “Subsidiaries” means, with respect to any Person (as defined below) (including the Company), any corporation, partnership, association or other business entity of which more than 50% of the issued and outstanding stock or equivalent thereof having ordinary voting power is, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries of such Person. For purposes of this Agreement, “Companies” mean the Company and its Subsidiaries. For purposes of this Agreement, “Person” means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization or governmental entity.

2.7 Financial Statements. The Company has delivered to the Investors (collectively, the “Financial Statements”) (a) the audited consolidated financial statements (balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows) of the Companies as of and for the year ended December 31, 2010, and (b) the unaudited consolidated financial statements (balance sheet, statement of operations, and statement of cash flows) of the Companies as of and for the nine month period ended September 30, 2011 (collectively, the “Quarterly Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as indicated in the notes to the Financial Statements), and are correct and present fairly, in all material respects, the results of operations, financial condition and position of the Companies as of the dates and for the periods presented, subject (in the case of unaudited financial statements) to normal recurring year-end adjustments (none of which are expected to be material) and an absence of footnotes.

2.8 Liabilities. The Companies do not have any direct or indirect liabilities, indebtedness, obligations, interest, penalties, legally binding commitments, expenses, claims, deficiencies, guaranties or endorsements of or by any Person of any type, known or unknown, asserted or unasserted and whether accrued, absolute, contingent, matured or unmatured (collectively, “Liabilities”), that are not disclosed in the Financial Statements or set forth on Schedule 2.8 attached hereto, other than (a) Liabilities incurred in the ordinary course of business and consistent (in both type and amount) with prior periods, since the date of the Quarterly Financial Statements (the “Statement Date”), and (b) Liabilities for performance pursuant to any contract not required to be reflected in the Financial Statements in accordance with U.S. generally accepted accounting principles that do not arise because of a breach of such contract by any of the Companies. The Companies are not a guarantor or indemnitor of any indebtedness of any other Person.

2.9 Agreements; Action.

(a) Except for the Transaction Agreements or as set forth on Schedule 2.9, there are no oral or written agreements, understandings, commitments, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Companies are a party or by which any of the Companies are bound which may relate to (i) obligations (contingent or otherwise) of, or payments to, the Companies in excess of $25,000, (ii) provisions that would have a Material Adverse Effect, (iii) the license by the Companies of any Intellectual Property to or from any Person other than in the ordinary course of business, or (iv) any other material agreement of the Companies.

(b) The Companies have made available to the Investors a full and complete copy of each item required to be set forth on Schedule 2.9 and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof in any material respect. Each contract or agreement set forth on Schedule 2.9 (i) has been duly authorized by all necessary corporate and other action on the part of the Company or the Subsidiary, as applicable, (ii) was validly executed and delivered by the Company or the Subsidiary, as applicable, and (iii) is a legal, valid and binding obligation of the Company or the Subsidiary, as applicable and its successors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity relating to enforceability (whether considered in an action at law or in equity). Each such document is in full force and effect, none of their material provisions has been waived or modified by any party thereto and there are no material defaults thereunder or notice of material defaults delivered pursuant thereto.

(c) Except as set forth on Schedule 2.9, since the Statement Date, the Companies have not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other Liabilities (other than with respect to accounts payable and other non-material obligations incurred in the ordinary course of business), (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses and similar reimbursable business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights having a fair market value in excess of $25,000.

(d) For the purposes of subsections (a), (b) and (c) above, all indebtedness, Liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons that, to the Company’s Knowledge are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e) Except as set forth on Schedule 2.9 or as contemplated by this Agreement or any of the Transaction Agreements, the Company has not engaged in the past six (6) months in any discussion (i) with any representative of any entity regarding the consolidation or merger of the Company with or into any such entity, (ii) with any entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

2.10 Obligations to Related Parties. Except for (a) payment of salary or fees (in the case of Consultants (as defined below)) for services rendered to the Companies in the ordinary course of business, (b) reimbursement for reasonable expenses incurred on behalf of or in connection with services to the Companies, (c) standard employee benefits made generally available to all Employees (as defined below), (d) contracts as related to any such Person’s ownership of capital stock or other securities of the Companies, (e) at will offer letters or employment contracts (f) indemnification and confidentiality agreements and except as set forth on Schedule 2.10 or any Transaction Agreement, there are no oral or written agreements, understandings or proposed transactions between any of the Companies, on the one hand, and any of the Companies’ officers, directors, stockholders, Employees or Consultants, on the other hand. Other than as disclosed in Schedule 2.10, none of the officers, directors, stockholders, Employees or Consultants of the Companies, or any members of their respective immediate families, are indebted to the Companies or, to the Company’s Knowledge, have any direct or indirect ownership interest in any Person with which any of the Companies are affiliated or with which any of the Companies have a business relationship, or any Person which competes with the Companies. Except as set forth on Schedule 2.10, to the Company’s Knowledge, there is no familial or other material business relationship that exists between or among any Employee or Consultant of the Companies and any customer, supplier, vendor or contractor of the Companies (other than the ownership of less than 5% of the outstanding class of publicly traded stock in publicly traded companies that may compete with the Companies). For purposes of this Agreement, (i) “Employee” shall mean any Person employed by any of the Companies, whether directly or indirectly, by lease or co-employment arrangement with a third-party or otherwise, and (ii) “Consultant” shall mean any Person who is an independent contractor of any of the Companies.

2.11 Changes. Except as set forth on Schedule 2.11, since the Statement Date, there has not been:

(a) any change in the assets, Liabilities, financial condition or operations of the Companies, which individually or in the aggregate has had, or is reasonably likely to result in, a Material Adverse Effect;

(b) any (i) resignation or termination of any officer, key Employee or key Consultant of the Companies or (ii) any receipt by any officer of the Companies of any notification of any impending resignation from any such Person;

(c) any material change in the contingent obligations of the Companies by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) any material damage, destruction or loss adversely affecting the assets, properties, business or financial condition of the Companies, whether or not covered by insurance;

(e) any waiver by the Companies of a valuable right or of any debt;

(f) any change in any compensation arrangement or agreement with any Employee, Consultant, officer, director or stockholder of any of the Companies that would increase the cost of any such agreement or arrangement to the Companies by more than $10,000 in each instance;

(g) to the Company’s Knowledge, any labor organization activity of the Employees of the Companies;

(h) any declaration or payment of any dividend or other distribution of the assets of the Companies to the stockholders of the Companies;

(i) any termination or expiration of a material agreement by which the Companies or their assets are bound;

(j) any material change in any material agreement to which any of the Companies are a party or by which it is bound; or

(k) any other event or condition of any character that, either individually or cumulatively, has resulted, or is reasonably likely to result, in a Material Adverse Effect.

2.12 Title to Properties and Assets; Liens, etc. Except as set forth on Schedule 2.12, each of the Companies has good and valid title to the properties and assets that it owns, including the properties and assets reflected as owned on the Financial Statements, and has a valid leasehold interest in its leasehold estates, in each case subject to no Lien or lease, other than those resulting from taxes which have not yet become delinquent, those of the lessors of leased property or assets or other Liens or imperfections on property which are not material in amount or do not materially detract from the value or the property affected by such lien or imperfection. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Companies are in good operating condition and repair and are fit and usable for the purposes for which they are being used. Each of the Companies is in compliance in all material respects with all terms of each lease to which it is a party or is otherwise bound.

2.13 Intellectual Property.

(a) Schedule 2.13(a) contains a complete and accurate list of all Intellectual Property owned, licensed, used or held by the Companies or otherwise necessary for the business as currently conducted and as proposed to be conducted, other than licenses or agreements arising from the purchase of “off-the-shelf” software. “Intellectual Property” or “Company Intellectual Property” shall mean but not be limited to (a) all licenses, sublicenses or rights or agreements related to intellectual property rights granted or assigned by any third party to the Companies, (b) all rights arising from or in respect to patents and patent applications, including continuation, divisional, continuation-in-part, reissue or reexamination patent applications and patents issuing therefrom, patent disclosures and inventions whether patentable or unpatentable and whether or not reduced to practice, utility models, certificates of invention, design patents, draft patent applications, and all improvements and foreign versions of the foregoing whether protected, created or arising under the laws of the United States or any other jurisdiction, (c) rights arising from or in respect to trademarks, service marks, trade names, logos internet domain names and corporate names whether registered or unregistered, including any applications for registration for any of the foregoing, trade dress rights and general intangibles of a like nature, industrial or product designs together with all of the goodwill associated therewith or symbolized thereby, and foreign versions of the foregoing whether protected, created or arising under the laws of the United States or any other jurisdiction (d) rights arising from or in respect to copyrights and copyrightable works and registrations, applications and renewals for registration thereof, mask works and registrations and applications for registration or renewals thereof, computer software, data, databases, source code, object code, data processing programs, computer applications, operating programs, and documentation including copies and tangible embodiments (in whatever form or medium) thereof whether protected, created or arising under the laws of the United States or any other jurisdiction, and (e) rights arising from or in respect to trade secrets and other confidential information including, without limitation, ideas, skills, formulas, manuscripts, artwork, engineering notebooks, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, concepts, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information whether protected, created or arising under the laws of the United States or any other jurisdiction.

(b) Except as set forth on Schedule 2.13(b), the Companies own, or possess sufficient legal rights to use all of the Company Intellectual Property free and clear of all Liens or claims of others. For purposes hereof, “Lien” means (i) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (ii) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (iii) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

(c) The Companies have not received any notice, written or otherwise, or claim challenging the complete and exclusive ownership or possession of its rights to use the Company Intellectual Property, or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto. Similarly, the Companies have not received any notice challenging, terminating, amending, or affecting the interest of the Companies in the Company Intellectual Property.

(d) The Companies have taken all commercially reasonable actions to maintain and protect the Company Intellectual Property that it owns, licenses or uses, including, if and when applicable and required, the secrecy or confidentiality thereof, which action may be taken by the Companies and the Company Intellectual Property is currently in compliance in all material respects with all applicable legal requirements (including timely payment of filing, examination, maintenance and legal fees) necessary to protect the Company Intellectual Property. Furthermore, to the Company’s Knowledge, owners of any Intellectual Property licensed to the Companies have taken all commercially reasonable actions to maintain and protect the Intellectual Property that is the subject of such licenses.

(e) On the date hereof, to the Company’s Knowledge, all Company Intellectual Property is valid, subsisting, unexpired and enforceable and has not been abandoned. To the Company’s Knowledge, there is no prior art or other information that would cause any issued patent of the Companies or licensed to the Companies to be invalid or unenforceable. The Companies have not received any notice of a claim nor does the Company have any Knowledge that there are any facts which indicate a likelihood that any of the Company Intellectual Property is invalid, unenforceable, or misused.

(f) No Company Intellectual Property owned by the Companies, and to the Company’s Knowledge no Company Intellectual Property owned by a third party, is involved in any interference, reissue, reexamination, opposition or cancellation proceeding or any other litigation or proceeding of any kind in the United States or in any other jurisdiction.

(g) The Company has not placed any third party on notice of, nor to the Company’s Knowledge are there existing any facts which would indicate a likelihood that a third party has, will be, or currently is infringing, misappropriating, diluting or otherwise misusing any of the Company Intellectual Property that is owned by the Companies or, to the Company’s Knowledge, Company Intellectual Property owned by a third party.

(h) The transactions contemplated by this Agreement shall have no adverse effect on the right, title and interest of the Companies in and to Company Intellectual Property.

(i) Except as set forth on Schedule 2.13(b), the Companies have not licensed any Intellectual Property to or from any Person other than in the ordinary course of business.

(j) The Companies have not received any written communications alleging, nor does the Company have any Knowledge that there are any facts which would indicate a likelihood, that it has violated or, by conducting its business as currently conducted or proposed to be conducted, would violate any of the Intellectual Property rights of any other Person. To the Company’s Knowledge, it is not necessary to the business, as currently conducted or proposed to be conducted, to obtain any other intellectual property rights from any third Person other than those which have already been acquired by or licensed to the Companies.

(k) To the Company’s Knowledge, it is not necessary to the business, as currently conducted or as proposed to be conducted, to utilize any Intellectual Property of the Employees made prior to their employment by the Companies, except for inventions, trade secrets or proprietary information that have been assigned to the Companies.

(l) Since the Statement Date, there has not been any sale, assignment or transfer of any Intellectual Property or other intangible assets of the Companies.

(m) To the Company’s Knowledge, the Companies own and have the unlimited right to use, execute, enforce, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of or sublicense any of the Intellectual Property of the Company relating to goods and services presently provided by or presently proposed to be provided by the Companies.

(n) The Intellectual Property does not contain any open source code or any other components that require reciprocity of disclosure or use or a grant of rights or immunities under intellectual property rights including through any form of the GNU General Public License. No proprietary or trade secret material of the Companies is embedded in any such open source code.

(o) To the Company’s Knowledge, no Employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such Employee’s ability to promote the interest of the Companies or that would conflict with the business. To the Company’s Knowledge, neither the carrying on of the business by the Employees, nor the conduct of the business as now conducted and as presently proposed to be conducted, will, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such Employee is now obligated.

2.14 Compliance with Other Instruments. The Companies are not in violation or default of (i) any term of its Certificate of Incorporation or its Bylaws (in each case, as amended to date), or (ii) any provision of any material mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or (iii) any judgment, decree, order or writ of any domestic or foreign government or any instrumentality or agency thereof applicable to any of the Companies.

2.15 Litigation. There is no action, suit or proceeding pending or, to the Company’s Knowledge, threatened against the Companies or, to the Company’s Knowledge, any investigation of the Companies, and to the Company’s Knowledge, there does not exist any basis for the foregoing. The Companies are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Companies currently pending or that the Companies currently intend to initiate.

2.16 Tax Returns and Payments. The Companies have timely filed (subject to all applicable extensions) all tax returns required to be filed by it, and the Companies have timely paid (subject to all applicable extensions) all taxes owed by it (whether or not shown on any tax return). All such tax returns were complete and correct, and such tax returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Companies and any other information required to be shown thereon. The Companies have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, Consultant, creditor, independent contractor, shareholder, member or other third party. The Companies have established adequate reserves for all taxes accrued but not yet payable and such reserves are accounted for on the Financial Statements. The Companies have not incurred, and the Companies will not incur, any liability for taxes through the Closing Date except in the ordinary course of business and consistent with the Companies’ past tax reporting practices. The Companies have never been audited by and no issues have been raised or adjustments made or proposed by any tax authority in connection with any such taxes or tax returns. No deficiency assessment with respect to or proposed adjustment of the Companies’ taxes is pending or, to the Company’s Knowledge, threatened. There is no tax lien (other than for current taxes not yet due and payable), imposed by any taxing authority, outstanding against the assets, properties or business of the Companies. All material tax elections of any type which the Companies have made as of the date hereof are set forth in the Financial Statements.

2.17 Real Property Holding Corporation. The Company, on a consolidated basis, is not and has never been, a “United States real property holding corporation” as that term is defined in Section 897 of the Code.

2.18 Employees and Consultants.

(a) All of the Employees of the Companies and Consultants of the Companies that are paid fees greater than $20,000 per year are identified on Schedule 2.18(a). Except as set forth on Schedule 2.18(a): (i) the Companies do not have, and never have had, collective bargaining agreements with any Employees; (ii) there is no labor union organizing activity pending or, to the Company’s Knowledge, threatened with respect to the Companies; (iii) to the Knowledge of the Company, none of the Employees or Consultants are subject to any judgment, decree or order of any court or governmental agency, that would interfere with his or her duties to the Companies or that would conflict with the business as currently conducted and as proposed to be conducted; (iv) to the Knowledge of the Company, no Employee or Consultant is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such Person to be employed by, or to contract with, the Companies; (v) to the Knowledge of the Company, the continued employment by the Companies of its present Employees, and the performance of the Companies’ contracts with any Consultants, will not result in any violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Companies, and the Companies have not received any written notice alleging that such violation has occurred; (vi) no Employee has been granted the right to continued employment and no Consultant has been granted the right to continued engagement by the Companies or to any compensation following termination of employment with the Companies; and (vii) the Companies do not have any present intention to terminate the employment or engagement of any officer, key Employee or key Consultant.

(b) Except as set forth on Schedule 2.18(b), there are no outstanding or, to the Company’s Knowledge threatened, claims against the Companies or any affiliate (whether under federal or state law, under any employment agreement, or otherwise) asserted by any present or former Employee or Consultant of the Companies. The Companies have complied in all material respects with all laws, ordinances or governmental rules or regulations concerning immigration or the employment of Persons other than U.S. citizens. The Companies have complied in all material respects with all laws, ordinances or governmental rules or regulations concerning equal employment opportunity and other laws related to employment.

2.19 Pension and Other Employee Benefit Plans.

(a) Except as set forth on Schedule 2.19, the Companies do not sponsor, maintain, participate in or have any liability in respect of any plan, policy, program or arrangement with respect to: (i) deferred compensation, pension, savings, cash balance or retirement benefits; (ii) severance or separation from service benefits (other than those required by law); (iii) cash or equity-based incentives, including without limitation any cash or stock bonus, performance, stock option, stock appreciation rights, restricted stock, restricted stock unit or share awards; (iv) health care benefits; (v) disability income or wage continuation benefits; (vi) supplemental unemployment benefits; (vii) life insurance, death or survivor’s benefits; (viii) accrued sick pay or vacation pay; (ix) any other benefit offered under any arrangement constituting an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or (x) fringe or other benefits (the foregoing being collectively called “Employee Benefit Plans”). Without limiting the generality of the foregoing, the Companies do not sponsor, maintain, participate in or have any liability in respect of any (i) employee benefit plan subject to Section 412 of the Code or Title IV of ERISA (“Pension Plan”), (ii) “multiemployer plan” within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of ERISA (“Multiemployer Plan”), (iii) “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, or (iv) plan providing post-termination health or life insurance. No Person, corporation, partnership, individuals, trade or business that, together with each of the Companies, is or was treated as a single-employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA has within the six (6) year period immediately preceding the date hereof any liability in respect of a Pension Plan or Multiemployer Plan. The transactions contemplated by this Agreement will not result in any payment or series of payments by the Investors or the Companies of an “excess parachute payment” within the meaning of Section 280G of the Code or any other severance, bonus or other payment on account of such transactions. The Companies have complied in all material respects with ERISA, the Code and other applicable law. Except as set forth on Schedule 2.19, the Companies do not have any present intention of establishing any Employee Benefit Plan.

(b) All employment and payroll taxes and all other compensation and benefits to which Employees are entitled, in each case which the Companies are required to pay, have been timely paid or provided as applicable, and there is no liability for any such payments, contributions or premiums.

2.20 Proprietary Information and Inventions Agreements. Each current and former Employee, Consultant, officer or other representative of the Companies who have ever been involved in any aspect of the design or creation of any of the Company’s Intellectual Property has executed confidentiality and assignment of proprietary information and inventions agreements, copies of which have been made available to the Investors. Such agreements constitute legal, binding, and valid obligations with respect to any Intellectual Property. Except as set for the on Schedule 2.20, no current Employee, Consultant or officer of the Companies have excluded works or inventions made prior to his or her employment or engagement with the Companies from his or her assignment of inventions pursuant to such Employee’s, Consultant’s or officer’s Proprietary Information and Inventions Agreement.

2.21 Registration Rights; Voting Rights. Except as will be required pursuant to the Investor Rights Agreement, the Company is not under any obligation, and has not granted any rights, to register any of the Company’s currently outstanding securities or any of their securities that may hereafter be issued. Except as provided in the Voting Agreement and certain other voting arrangements described therein, to the Company’s Knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital stock of the Company.

2.22 Real Property. The Companies have no interest in any real estate, except for the property the Companies own or lease described on Schedule 2.22, (the leased property so described, the “Leased Real Property”). The Leased Real Property is adequate for the operations of the business as currently conducted. A true and complete copy of the lease agreements (the “Real Property Lease”) pertaining to the Leased Real Property has been delivered or made available to the Investors. The Companies have paid all amounts due and are not in default under the Real Property Lease and there exists no condition or event, which, with the passage of time, giving of notice or both, would reasonably be expected to give rise to a default under or breach of the Real Property Lease.

2.23 Permits; Regulatory.

(a) No consent, approval, waivers or authorization of, or designation, declaration or filing with any court, governmental authority or instrumentality or arbitrator or any other Person is required in connection with the valid execution, delivery and performance of this Agreement and the Transaction Agreements (including, without limitation, the issuance of the Shares, the Conversion Shares or the Warrant Stock), except such filings that have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing as will be filed in a timely manner.

(b) Neither the Companies nor their agents or affiliates have received any notices or other correspondence from any governmental agency or third party requiring the termination, suspension or modification of its business or alleging a violation of any applicable laws or regulations in connection with its business. Neither the Companies nor their agents or affiliates have received any notice that any governmental authority has commenced or, to the Company’s Knowledge, threatened to initiate any action to hinder the business or to limit the ability of the Companies to continue the business, or commenced or threatened to initiate any action to enjoin the Companies from conducting the business.

2.24 Environmental and Safety Laws.

(a) Except as set forth on Schedule 2.24, the Companies have not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Companies and the operation of the business are in compliance in all material respects with all applicable Environmental Laws (as defined below). All of the Leased Real Property and all other real property which the Companies occupy or use or have ever occupied or used (the “Premises”) is in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Companies have not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any Person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and, to the Company’s Knowledge, there exists no reasonable basis therefor. The Companies have obtained and are maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the operations conducted thereon, and are in compliance with all such permits, licenses and approvals. The Companies have not caused or allowed a release, or a threat of release, of any Hazardous Substance on, at or near the Premises or anywhere else, and, to the Company’s Knowledge, the Premises have never been subject to a release of any Hazardous Substance.

(b) For the purposes of this Agreement, the term “Environmental Laws” shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For purposes of this Agreement, the term “Hazardous Substances” shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

2.25 Compliance with Laws; Permits. The Companies have complied in all material respects with all applicable statutes, rules, regulations, orders or restrictions of any domestic or foreign government or of any instrumentality or agency thereof in respect of the conduct of the Companies’ business or the ownership of their properties. Except as set forth in Schedule 2.25, the Companies have all franchises, permits and any similar authority necessary for the conduct of the business as now being conducted, and believe each of the Companies can obtain, without customary burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any franchise, permit, or other similar authority.

2.26 Minute Books. The minute books of the Company made available to the Investors contain minutes of all meetings of the directors (and committees thereof) and the stockholders since the date of incorporation of the Company and accurately reflect all actions by the directors (and any committees thereof) and stockholders with respect to all transactions referred to in such minutes.

2.27 Insurance. Schedule 2.27 sets forth a list of all policies or binders of fire, casualty, liability, product liability, worker’s compensation, vehicular or other insurance (including director’s and officer’s insurance) held by the Companies concerning its assets and/or the business (specifying for each such insurance policy the insurer, the policy number or covering note number with respect to binders, and each pending claim thereunder of more than $10,000, and setting forth the aggregate amounts paid out under each such policy through the date hereof). Such policies and binders are valid and in full force and effect. The Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim of which it has notice under any such policy or binder in a timely fashion. Except in the ordinary course of business, the Companies have not received or given a notice of cancellation or nonrenewal with respect to any such policy or binder. None of the applications for such policies or binders contain any material inaccuracy. All premiums for such policies and binders have been paid when due. Since its date of formation, none of the Companies have received written notice from any of its insurance carriers that any insurance premiums will be materially increased after the Closing Date or that any insurance coverage listed on Schedule 2.27 will not be available on substantially the same terms as now in effect.

2.28 Investment Company Act. The Company is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

2.29 Foreign Payments; Undisclosed Contract Terms.

(a) The Companies have not, with respect to the business, made any offer, payment, promise to pay or authorization for the payment of money or an offer, gift, promise to give, or authorization for the giving of anything of value to any Person in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

(b) There are no understandings, arrangements, agreements, provisions, conditions or terms relating to, and there have been no payments made to any Person in connection with any agreement, contract, commitment, lease or other contractual undertaking of the Companies which are not expressly set forth in such contractual undertaking.

2.30 No Broker. The Company has not employed any broker or finder, or incurred any liability for any brokerage or finder’s fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Agreements.

2.31 Full Disclosure. The Transaction Agreements and all other documents required to be delivered by the Company to the Investors at or prior to the Closing do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made. The Company has provided each of the Investors with all information requested by such Investor in connection with the consummation of the transactions contemplated under this Agreement and the Transaction Agreements.

3. Representations and Warranties of the Investors. Each Investor hereby severally but not jointly represents and warrants to the Company with respect to itself and not any other Investors that:

3.1 Authorization. The Investor has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Securities to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Investor has not been formed for the specific purpose of acquiring the Securities.

3.3 Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities. The Investor understands that such discussions, as well as any other written information delivered by the Company to the Investor, were intended to describe the aspects of the Company’s business which the Investor believes to be material. The foregoing, however, does not limit or modify the representations or warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

3.4 Restricted Securities. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors’

Rights Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. The Investor understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6 Legends. The Investor understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in or required by the other Transaction Agreements.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.7 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 Foreign Investors. If the Investor is not a United States Person (as defined by Section 7701(a)(30) of the Code), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor’s subscription and payment for and continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Investor’s jurisdiction.

3.9 No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, holders of capital stock or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

3.10 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any Person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no

Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

4. Conditions of the Investors’ Obligations at Closing. Each Investor has been induced to enter into this Agreement based on the following matters having occurred on or before the Closing Date, unless waived in writing by the Investors purchasing 80% of the Series C-1 Preferred Stock:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Execution Date and the Closing Date.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

4.3 Compliance Certificate. The President of the Company shall deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5 Opinion of Company Counsel. The Investors shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, an opinion, dated as of the Closing Date, in substantially the form of Exhibit H.

4.6 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing.

4.7 Secretary’s Certificate. The Secretary of the Company shall deliver to the Investors at the Closing a certificate certifying (a) the Restated Certificate, (b) the Bylaws of the Company, (c) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated hereby and thereby, and (d) resolutions of the stockholders of the Company approving the Restated Certificate.

4.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and the Investors (or their counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.9 Investors’ Rights Agreement. The Company, the Existing Preferred Holders and the Investors shall have executed and delivered the Investors’ Rights Agreement in substantially the form attached as Exhibit E.

4.10 Right of First Refusal and Co-Sale Agreement. The Company, the Key Holders, the Existing Preferred Holders and the Investors shall have executed and delivered the Right of First Refusal and Co-Sale Agreement in substantially the form attached as Exhibit F.

4.11 Voting Agreement. The Company, the Key Holders, the Existing Preferred Holders and the Investors shall have executed and delivered the Voting Agreement in substantially the form attached as Exhibit G.

4.12 Board of Directors. The Board of Directors shall be constituted as contemplated by the Voting Agreement.

4.13 Indemnification Agreements. The Company and each Person designated as a director by the Investors pursuant to the Voting Agreement shall have executed and delivered and Indemnification Agreement.

4.14 Side Letter; Master Development Agreement; Credit Agreement. The Company and WM Organic Growth, Inc. and/or its affiliates (“WMI”) shall have executed and delivered each of (a) a side letter, (b) a Master Development Agreement and (c) a Credit Agreement (the “Credit Agreement”), each in form reasonably acceptable to each signatory.

4.15 Additional Side Letter. The Company and WMI shall have executed and delivered a side letter with respect to certain rights regarding the Company’s Board of Directors in form reasonably acceptable to each signatory.

4.16 Directors and Officers Liability Insurance. The Company shall have secured a directors and officers insurance policy (including “Side A” and “Side B” coverage) covering the directors and officers of the Company in an amount not less than $5 million.

4.17 Minimum Investment. The Investors set forth on Exhibit A and Exhibit B shall together purchase at the Closing not less than all of the Series C-1 Preferred Stock set forth therein on the terms of this Agreement. Except for the Credit Agreement, upon the Closing all debt instruments between any of the Companies and any Investor (or their respective affiliates) shall be cancelled by the Companies and such Investor (or their respective affiliates).

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Investors on or prior to the Closing shall have been performed or complied with in all material respects.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C-1 Preferred Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4 Side Letter; Master Development Agreement; Credit Agreement. The Company and WMI shall have executed and delivered each of (a) a side letter, (b) a Master Development Agreement and (c) the Credit Agreement, each in form reasonably acceptable to each signatory.

5.5 Additional Side Letter. The Company and WMI shall have executed and delivered a side letter with respect to certain rights regarding the Company’s Board of Directors in form reasonably acceptable to each signatory.

6. Use of Proceeds. The net proceeds from the financing contemplated by this Agreement will be used to (i) fund the construction and initial operations of the Sierra BioFuels Plant; and (ii) for general working capital needs consistent with financial budgets approved from time to time by the Board of Directors, including continued project development.

7. Reservation of Stock. As of or prior to the Closing, the Company shall take any and all action necessary to reserve for issuance the number of shares of Common Stock into which all of the Securities to be sold or issuable hereunder are convertible, and shall take such further action from time to time thereafter to increase the number of shares of Common Stock reserved for issuance as required by any increase in the number of shares of Common Stock into which the Securities may then be converted.

8. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the parties shall use their good faith commercially reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Closing and the other transactions contemplated hereunder, including (a) obtaining all required consents and (b) the execution and delivery of any additional documents, agreements and instruments (in form and substance reasonably satisfactory to the parties) necessary to consummate the transactions contemplated hereunder and to fully carry out the purposes of this Agreement.

9. Miscellaneous.

9.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of two (2) years following the Closing; provided, however, that such survival period shall not apply with respect to (a) the representations and warranties contained in Sections 2.1 through 2.6, which shall survive indefinitely, and (b) the representations and warranties contained in Sections 2.16, 2.18, 2.19 and 2.24, which shall survive for six (6) years following the Closing.

9.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9.5 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered Personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or Exhibit A or Exhibit B hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy (which shall not constitute notice) to Karen Dempsey, Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, California 94105 or (b) if to the New Investors, with a copy (which shall not constitute notice) to William Greason, Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112 and Jack Bowling, Stinson Morrison Hecker LLP, 1201 Walnut Street, Suite 2900, Kansas City, MO 64106.

9.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.7 Fees and Expenses. The Company shall pay the reasonable fees and expenses of counsel for USRG Holdco 3D, LLC in connection with the transactions contemplated hereby, provided such fees and expenses do not exceed, in the aggregate, $25,000. The Company shall also pay the reasonable fees and expenses of Stinson Morrison Hecker LLP, counsel for WMI, in connection with the transactions contemplated hereby, provided such fees and expenses do not exceed, in the aggregate, $25,000.

9.8 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.9 Amendments and Waivers; Termination. Any term of this Agreement may be amended or waived only with the written consent of the Company and each Investor. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon the Investors and each transferee of the Securities, each future holder of all such Securities, and the Company.

9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

9.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.12 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

9.13 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE

RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

9.14 No Commitment for Additional Financing. The Company acknowledges and agrees that none of the Investors has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Securities as set forth herein and subject to the conditions set forth herein and the Credit Agreement and related agreements contemplated by Section 4.14 and Section 5.4. In addition, the Company acknowledges and agrees that, except as set forth in the Credit Agreement (i) no statements, whether written or oral, made by an Investor or its respective representatives on or after the date hereof shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by an Investor or its respective representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by an Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance except as set forth in the Credit Agreement.

9.15 Confidentiality. Each Investor shall keep confidential any information furnished to it by the Company in accordance with this Section 9.15 which the Company identifies as being confidential or proprietary for so long as such information is not otherwise available in the public domain (through no direct or indirect action of such Investor). Each Investor also agrees that such confidential information of the Company may be disclosed on a similarly confidential basis by such Investor to its officers, directors, partners, members, advisors, employees, auditors and legal counsel and other affiliates who have a need to know such information without the prior express written consent of the Company, so long as such Investor directs such authorized representatives and other affiliates to keep such information confidential under the same terms as provided herein. Notwithstanding any other provision in this Section 9.15, (i) in the event that such Investor is advised by legal counsel that disclosure or delivery of information provided by the Company is required by law, legal process, regulation or judicial or administrative order, such Investor may disclose or deliver such information to such authority and (ii) each Investor may disclose any confidential information of the Company to the minimum extent necessary in connection with the enforcement of this Agreement or rights under this Agreement. The provisions of this Section 9.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

[Signature Pages Follow]

The parties have executed this Amended and Restated Series C Preferred Stock Purchase Agreement as of the date first written above.

THE COMPANY:

FULCRUM BIOENERGY, INC.

By:	/s/ E. James Macias
Name:	E. James Macias
Title:	President and Chief Executive Officer

Address: 4900 Hopyard Road, Suite 220 Pleasanton, CA 94588 United States Fax: (925) 730-0157

THE EXISTING INVESTORS:

USRG HOLDCO III, LLC

By: USRG Management Company, LLC, its Manager

By:	/s/ James A. C. McDermott
Name:	James A. C. McDermott
Title:	Managing Director

RUSTIC CANYON VENTURES III, L.P.

By: Rustic Canyon GP III, LLC, its General Partner

By:	/s/ Nate Redmond
Name:	Nate Redmond
Title:	Member

SIGNATURE PAGE TO AMENDED AND RESTATED SERIES C PREFERRED STOCK PURCHASE AGREEMENT

THE NEW INVESTORS:

USRG HOLDCO 3D, LLC

By:	/s/ Jonathan Koch
Name:	Jonathan Koch
Title:	President

RUSHEEN CAPITAL PARTNERS, LLC

By:	/s/ James A. C. McDermott
Name:	James A. C. McDermott
Title:	Managing Member

WM ORGANIC GROWTH, INC.

By:	/s/ Carl Rush
Name:	Carl Rush
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED SERIES C PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF EXISTING INVESTORS

Name and Address	No. of Shares of Series C-1		Purchase Price
USRG HOLDCO III, LLC Address: 2425 Olympic Boulevard, Suite 4050 West Santa Monica, California 90404 Attention: Jim McDermott Facsimile: (310) 943-1993	15,483,944	(1)	$41,342,130.48

Rustic Canyon Ventures III, L.P. Address: 2425 Olympic Boulevard, Suite 6050 West Santa Monica, California 90404 Attention: Tom Unterman Facsimile: (310) 998-8001	4,008,891	(2)	$10,703,738.97

TOTAL	19,492,835		$52,045,869.45

(1)	Pursuant to the terms of the Prior Agreement, USRG Holdco III, LLC purchased (a) 9,143,958 shares of Series C-1 Preferred Stock by conversion of the 2010 Note on September 7, 2011, (b) 904,307 shares of Series C-1 Preferred Stock for $2,414,499.69 on September 21, 2011, and (c) 1,266,030 shares of Series C-1 Preferred Stock issued for $3,380,300.10 on October 19, 2011. The No. of Shares of Series C-1 also includes 9,867 additional shares of Series C-1 Preferred Stock issued in connection with the conversion of the 2010 Note at Closing representing accrued but unpaid interest on the 2010 Note not previously issued on September 7, 2011. As a result, at Closing USRG Holdco III, LLC shall wire the remaining purchase price of $11,106,615.65 and the Company shall issue to USRG Holdco III, LLC 4,169,649 shares of Series C-1 Preferred Stock.

(2)	Pursuant to the terms of the Prior Agreement, Rustic Canyon Ventures III, L.P. purchased 3,780,647 shares of Series C-1 Preferred Stock by conversion of the 2010 Note on September 7, 2011, (b) 32,022 shares of Series C-1 Preferred Stock for $85,498.74 on September 21, 2011, and (c) 44,831 shares of Series C-1 Preferred Stock issued for $119,698.77 on October 14, 2011. The No. of Shares of Series C-1 also includes 4,057 additional shares of Series C-1 Preferred Stock issued in connection with the conversion of the 2010 Note at Closing representing accrued but unpaid interest on the 2010 Note not previously issued on September 7, 2011. As a result, at Closing, Rustic Canyon Ventures III, L.P. shall wire the remaining purchase price of $393,383.13 and the company shall issue to Rustic Canyon Ventures III, L.P. 151,391 shares of Series C-1 Preferred Stock.

EXHIBIT B

SCHEDULE OF NEW INVESTORS

Name and Address	No. of Shares of Series C-1	Purchase Price
USRG Holdco 3D, LLC Address: 10 Bank Street White Plains, NY 10606 Attention: Jonathan Koch Fax: (914) 390-9611	9,363,295	$24,999,997.65

Rusheen Capital Partners, LLC Address: 2332 Mandeville Canyon Road Los Angeles, CA 90049 Attention: James A.C. McDermott Fax: (310) 861-5556	374,531	$999,997.77

WM Organic Growth, Inc. 1001 Fannin Street, Suite 4000 Houston, Texas 77002 Attention: Joseph L. Vaillancourt Facsimile: (866) 750-6955 (with copies, which shall not consitute notice, to (a) the General Counsel at the same address above and (b) Stinson Morrison Hecker LLP, 1201 Walnut, Suite 2900, Kansas City, Missouri, Attention: Jack Bowling)	9,363,295	$24,999,997.65	(1)

TOTAL	19,101,121	$50,999,993.07

(1)	The Purchase Price includes $17,000,000.00 in cash consideration and $7,999,997.65 of consideration attributable to the strategic value of the additional arrangements with WMI being entered concurrently with this Agreement, including the Master Project Development Agreement and the Credit Agreement.

EXHIBIT C

FORM OF SIXTH AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION

(See Exhibit 3.1 to the Registration Statement on Form S-1 of Fulcrum BioEnergy, Inc. filed with the Securities and Exchange Commission on December 9, 2011)

EXHIBIT D

FORM OF SERIES C-2 PREFERRED STOCK WARRANT

(See Exhibit 4.3 to the Registration Statement on Form S-1 of Fulcrum BioEnergy, Inc. filed with the Securities and Exchange Commission on December 9, 2011)

EXHIBIT E

FORM OF FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

(See Exhibit 4.2 to the Registration Statement on Form S-1 of Fulcrum BioEnergy, Inc. filed with the Securities and Exchange Commission on December 9, 2011)

EXHIBIT F

FORM OF FOURTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

THIS FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is dated as of November 16, 2011, by and among (i) Fulcrum BioEnergy, Inc., a Delaware corporation (the “Company”), (ii) the holders of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and/or options to acquire shares of Common Stock listed on Schedule A attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Key Holders”), (iii) the holders of the Series A Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”), listed on Schedule B attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Series A Investors”), (iv) the holders of the Series B-1 Preferred Stock, par value $0.001 per share, of the Company (the “Series B-1 Preferred Stock”), listed on Schedule C attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Series B-1 Investors”), (v) the holders of the Series B-2 Preferred Stock, par value $0.001 per share, of the Company (the “Series B-2 Preferred Stock” and together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), listed on Schedule D attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Series B-2 Investors” and together with the Series B-1 Investors, the “Series B Investors”), and (vi) the purchasers and the anticipated purchasers of the Series C-1 Preferred Stock, par value $0.001 per share, of the Company (the “Series C-1 Preferred Stock” and, together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), listed on Schedule E attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Series C-1 Investors” and together with the Series A Investors and Series B Investors, the “Investors” and, together with the Key Holders, the “Stockholders”).

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

A. The Company, the Key Holders, the Series A Investors, the Series B Investors and certain of the Series C-1 Investors are parties to a Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of September 7, 2011 (the “Prior Agreement”).

B. Concurrently with the execution of this Agreement, the Company and the Series C-1 investors are entering into a Second Amended and Restated Series C Preferred Stock Purchase Agreement of even date herewith (the “Amended and Restated Purchase Agreement”) and, upon the terms and subject to the conditions of the Amended and Restated Purchase Agreement, the Company has agreed to issue and sell, and each Series C-1 Investor has agreed to purchase, that number of shares of Series C-1 Preferred Stock set forth opposite its name on Exhibit A or Exhibit B attached thereto, as applicable.

C. As a condition to the execution of the Amended and Restated Purchase Agreement and as an inducement to such Investors to purchase shares of Series C-1 Preferred Stock pursuant to the Amended and Restated Purchase Agreement, the Company, the Key Holders and the Investors are entering into this Agreement on the terms and conditions set forth below to provide the Company and the Investors with certain rights of first refusal and co-sale rights upon any Proposed Transfer (as defined below) of Transfer Stock (as defined below) as set forth below.

D. The Company, the Key Holders, the Series A Investors, the Series B Investors and the current Series C-1 Investors desire to induce additional Series C-1 Investors to purchase shares of Series C-1 Preferred Stock pursuant to the Amended and Restated Purchase Agreement by agreeing to the terms and conditions set forth below.

E. The Company and the Stockholders desire to amend and restate the Prior Agreement in its entirety as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A. Amendment of Prior Agreement.

Pursuant to Section 6.5 of the Prior Agreement, effective and contingent upon execution of this Agreement by the Company and the holders of eighty percent (80%) of (i) the shares of capital stock held by the Investors (as defined in the Prior Agreement) and (ii) the shares of Preferred Stock remaining to be purchased under the Amended and Restated Purchase Agreement, dated as of September 7, 2011 (the “Purchase Agreement”), including the approval of the holders of a majority of the Series C-1 Preferred Stock that was to be purchased under the Purchase Agreement, the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Stockholders shall be bound by the provisions hereof as the sole agreement of the Company and the Stockholders with respect to the subject matter hereof.

1. Agreement Among the Company, the Investors and the Key Holders.

1.1 Right of First Refusal. In the event any Stockholder proposes to assign, sell, offer to sell, pledge, mortgage, hypothecate, encumber, dispose of or otherwise transfer (a “Proposed Transfer”) any shares of capital stock of the Company now owned or hereafter acquired by the Stockholders (“Transfer Stock”), such Stockholder shall deliver a written notice (a “Proposed Transfer Notice”) to the Company and each Investor setting forth the material terms and conditions (including price and form of consideration) of such Proposed Transfer and the identity of the Person (as defined below) to whom such Stockholder proposes to make a Proposed Transfer (the “Prospective Transferee”) not later than forty-five (45) days prior to the consummation of such Proposed Transfer. For purposes of this Agreement, the term “Person” shall mean an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

(a) Grant of Right of First Refusal to the Company. Subject to the terms of Section 2 below, each Stockholder hereby unconditionally and irrevocably grants to the Company the right, but not the obligation, to purchase all or any portion of the shares of Transfer Stock at the same price and on the same terms and conditions as those offered to the Prospective Transferee in the Proposed Transfer. To exercise its right of first refusal under this Section

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1.1(a), the Company must deliver a written notice to the selling Stockholder within fifteen (15) days after delivery of the Proposed Transfer Notice.

(b) Grant of Secondary Refusal Right to Investors. If the Company does not intend to purchase all of the Transfer Stock subject to a Proposed Transfer, the Company must deliver a written notice to the selling Stockholder and to each Investor to that effect (a “Secondary Notice”) no later than fifteen (15) days after delivery of the Proposed Transfer Notice to the Company. Subject to the terms of Section 2 below, each Stockholder hereby unconditionally and irrevocably grants to each of the Investors the right, but not the obligation, to purchase up to its pro rata portion (based upon the total number of shares of capital stock of the Company then held by all Investors on an as converted basis) of any Transfer Stock not purchased by the Company pursuant to Section 1.1(a) above. To exercise its secondary refusal right pursuant to this Section 1.1(b), an Investor must deliver a written notice to the selling Stockholder and the Company (an “Investor Notice”) within ten (10) days after the expiration of the Company’s right of first refusal pursuant to Section 1.1(a) above (the “Investor Notice Period”).

(c) Undersubscription of Transfer Stock. If the rights of first refusal and secondary refusal rights of the Company and the Investors, respectively, have been exercised with respect to some but not all of the Transfer Stock by the end of the Investor Notice Period, then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their secondary refusal right under Section 1.1(b) above within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 1.1(c), have an additional right to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such right, an Exercising Investor must deliver written notice to the Company and the selling Stockholder that such Exercising Investor intends to exercise such right (an “Undersubscription Notice”) within ten (10) days after the expiration of the Investor Notice Period. In the event there are two (2) or more such Exercising Investors that choose to exercise such right, the remaining shares available for purchase under this Section 1.1(c) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to their secondary refusal right under Section 1.1(b) above (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the Exercising Investors elect to purchase all remaining unsubscribed shares pursuant to this Section 1.1(c), the Company shall immediately notify all of the Exercising Investors and the selling Stockholder of that fact.

(d) Forfeiture of Rights. Notwithstanding the foregoing, if the total number of shares of Transfer Stock that the Company and the Investors have agreed to purchase in the Company Notice, Investor Notices and Undersubscription Notices is less than the total number of shares of Transfer Stock, then the Company and the Investors shall be deemed to have forfeited any right to purchase such Transfer Stock, and the selling Stockholder shall be free to sell all, but not less than all, of the Transfer Stock to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or

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transfer shall be subject to the other terms and restrictions of this Agreement, including without limitation the terms and restrictions set forth in Sections 1.2 and 6.8(b); (ii) any future Proposed Transfer shall remain subject to the terms and conditions of this Agreement, including this Section 1.1; and (iii) such sale shall be consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such forty-five (45) day period, such sale shall again become subject to the Company’s and the Investors’ refusal rights set forth in this Section 1.1.

(e) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Company’s Board of Directors and as set forth in the Company Notice. If the Company or any Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Stockholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

1.2 Right of Co-Sale.

(a) Exercise of Right. If the Transfer Stock subject to a Proposed Transfer is not purchased by the Company and/or the Investors pursuant to Section 1.1 above and thereafter is to be sold to a Prospective Transferee, each respective Investor may elect to exercise its right, but not obligation, to participate on a pro rata basis in the Proposed Transfer as set forth in Section 1.2(b) below and otherwise on the same terms and conditions specified in the Proposed Transfer Notice (provided that if the Proposed Transfer contemplated the sale of Common Stock and an Investor wishes to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock). Each Investor who desires to participate in the Proposed Transfer pursuant to this Section 1.2(a) must give the selling Stockholder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above.

(b) Shares Includable. Each Investor who timely exercises its right to participate in the Proposed Transfer by delivering the written notice described in Section 1.2(a) above may include in such Proposed Transfer the portion of such Investor’s shares of Common Stock or Preferred Stock, as appropriate, equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock on an as-converted basis subject to the Proposed Transfer by (ii) a fraction, (x) the numerator of which is the number of shares of Common Stock owned by such Investor on an as-converted basis immediately before consummation of the Proposed Transfer and (y) the denominator of which is the total number of shares of Common Stock owned, in the aggregate, by all Investors on an as-converted basis immediately prior to the consummation of the Proposed Transfer, plus the number of shares of Transfer Stock held by the selling Stockholder (if such selling Stockholder is not an Investor). To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set

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forth herein, the number of shares of Transfer Stock on an as-converted basis that the selling Stockholder may sell in the Proposed Transfer shall be correspondingly reduced.

(c) Purchase Agreement. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 1.2 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 1.2. If any Prospective Transferee or Transferees refuse(s) to purchase securities from any Investor exercising its co-sale rights pursuant to this Section 1.2, no Stockholder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Stockholder purchases all securities from such Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice.

(d) Additional Compliance. If any Proposed Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company, the selling Stockholder proposing the Proposed Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 1. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 1.

1.3 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Stockholder becomes obligated to sell any Transfer Stock to the Company or any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Stockholder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.

(c) Violation of Co-Sale Right. If any Stockholder purports to sell any Transfer Stock in contravention of the Investors’ co-sale rights under Section 1.2 above (a “Prohibited Transfer”), each Investor that exercises its rights under such Section 1.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such

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Stockholder to purchase from such Investor the type and number of shares of capital stock that such Investor would have been entitled to sell to the Prospective Transferee under Section 1.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 1.2. The sale will be made on the same terms and subject to the same conditions as would have applied had the Stockholder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer (instead of the forty-five (45)-day period set forth in Section 1.2). Such Stockholder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 1.2.

2. Exempt Transfers.

2.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 1.1 and 1.2 shall not apply: (a) to a transfer by a Stockholder to one or more Persons who, directly or indirectly, control, are controlled by or are under common control with such Persons, including, without limitation, any general partner, managing member, officer or director of such Persons or any investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Persons (each an “Affiliate” and collectively, “Affiliates”), (b) to acquisitions of Transfer Stock from a Stockholder by this Corporation pursuant to agreements which permit this Corporation to repurchase such shares upon termination of services to this Corporation or (c) in the case of a Stockholder that is a natural person, upon a transfer of Transfer Stock by such Stockholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Stockholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by the Board of Directors of the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Stockholder or any such family members; provided that in the case of clause(s) (a) or (c), the Stockholder shall deliver prior written notice to the other Stockholders of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, execute and deliver an Adoption Agreement substantially in the form attached hereto as Exhibit A (the “Adoption Agreement”); and provided further, in the case of any transfer pursuant to clause (a) or (c) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

2.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 1 shall not apply to the sale of any Transfer Stock (a) in a Qualified IPO (as such term is defined in the Certificate of Incorporation of the Company, as amended (the “Charter”)), or (b) pursuant to a Change of Control (as defined in the Charter).

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3. Legends.

3.1 In addition to any other legends required, each certificate representing shares of Transfer Stock held by the Stockholders or issued to any permitted transferee in connection with a transfer permitted by Section 2 which is subject to the restrictions of this Agreement shall be endorsed with the following restrictive legend (the “Legend”):

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. A COPY OF SUCH RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

3.2 Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the Legend to enforce the provisions of this Agreement. The Company, by its execution of this Agreement, agrees that, during the term of this Agreement, it will maintain (upon registration of transfer, reissuance or otherwise) the Legend on any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent shares of Transfer Stock previously represented by a certificate carrying the Legend, and will supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of Transfer Stock upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure by the Company to cause the certificates evidencing such shares to bear the Legend and/or the failure to supply, free of charge, a copy of this Agreement shall not affect the validity or enforcement of this Agreement.

4. “Market Stand-Off” Agreement.

4.1 “Market Stand-Off”.

(a) Each Key Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of the registration statement for a Qualified IPO, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities of the Company held by it at any time during such period except common stock included in such registration; provided however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request

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of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection (a) shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement. The term “Registrable Securities” means (i) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock; and (ii) any and all stock issued with respect to (as a dividend or distribution or otherwise) or in any exchange for or in replacement of any of the shares referred to in subsection (i) hereof; provided, however, that Registrable Securities shall not include any securities of the Company which have been previously registered and sold or which have been sold to the public either pursuant to a registration statement or Rule 144.

(b) The obligations described in Section 4.1(a) shall not be required unless all officers and directors who hold shares of the Company as well as all stockholders of the Company holding more than one percent (1%) of the outstanding shares of Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) enter into similar agreements. The underwriters in connection with the Qualified IPO are intended third party beneficiaries of this Section 4 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Keyholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Qualified IPO that are consistent with this Section 4 or that are necessary to give further effect thereto.

4.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Stockholder (and transferees and assignees thereof) until the end of such restricted period.

5. Termination.

5.1 Termination Events. This Agreement shall terminate and have no further force and effect upon the earlier of (a) the closing of a Qualified IPO, (b) the closing of a Change of Control or (c) the date as of which the Company and the Investors terminate this Agreement by the written consent of the Company and the holders of at least eighty percent (80%) of the shares of capital stock of the Company held by the Investors, voting together as a single class on an as-converted basis. Notwithstanding the foregoing, Sections 4.1 and Section 5.2 shall survive termination of this Agreement.

5.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 5.1 hereto, any holder of a stock certificate bearing the Legend may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

6. Miscellaneous.

6.1 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for

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such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

6.2 Entire Agreement. This Agreement and the Exhibits hereto, along with the Amended and Restated Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

6.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Key Holder, at such Key Holder’s respective address set forth on Schedule A attached hereto, or at such other address as such Key Holder shall have properly furnished in writing to the Company, (b) if to an Investor, at such Investor’s respective address set forth on Schedule B, Schedule C, Schedule D or Schedule E attached hereto attached hereto, as applicable, or at such other address as such Investor shall have properly furnished in writing to the Company, or (c) if to the Company, at 4900 Hopyard Road, Suite 220, Pleasanton, CA 94588, Fax: (925) 730-0157, Attn: Corporate Secretary, or at such other address as the Company shall have properly furnished to the Key Holders and the Investors in writing. Such notices shall be deemed effective upon (i) personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next day delivery; or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid.

6.4 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to the conflict of laws provisions. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware with respect to the interpretation of this Agreement or for the purposes of any action arising out of or relating to this Agreement.

6.5 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company and (ii) the holders of at least eighty percent (80%) of the shares of capital stock of the Company held by the Investors, voting together as a single class on an as-converted basis; provided that, the Company may amend Schedule A, Schedule B, Schedule C, Schedule D, and/or Schedule E attached hereto from time to time to add information regarding (A) additional Key Holders or Investors, as applicable, that have executed and delivered Adoption Agreements, or (B) additional Shares acquired by the Key Holders or the Investors after the date hereof, without the consent of the other parties hereto. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party. Notwithstanding anything to the contrary herein, this Agreement may not be amended or waived with respect to

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any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion.

6.6 Additional Key Holders. In the event that after the date of this Agreement, the Company issues to any Person shares of its capital stock, or options to purchase its capital stock, that represent 1% or more of the Company’s fully diluted capitalization, the Company shall, as a condition to such issuance, cause such Person to execute and deliver an Adoption Agreement, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder.

6.7 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Stockholder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall execute and deliver, as a condition to any transfer or assignment, an Adoption Agreement. Upon the execution and delivery of an Adoption Agreement by any such successor or permitted assignee, such successor or permitted assignee shall become a party to this Agreement and shall be bound by all of the provisions hereof as if such person were a Key Holder or Investor, as applicable, and such successor or permitted assignee’s signature appeared on the signature pages to this Agreement.

(c) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.9 Attorney’s Fees. If any suit or action is instituted under or in relation to this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of such suit or action (including any appeals), including without limitation, the reasonable fees and expenses of attorneys and accountants.

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6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

6.11 Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

6.12 Consent of Spouse. If any individual Stockholder is married on the date of this Agreement, such owned by the Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such owned by such Stockholder’s shares of Transfer Stock that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such owned by the Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

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IN WITNESS WHEREOF, the undersigned have caused this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement to be duly executed and delivered as of the date first set forth above.

“COMPANY”

FULCRUM BIOENERGY, INC., a Delaware corporation

By:
E. James Macias President and Chief Executive Officer

“SERIES A INVESTORS”

USRG HOLDCO III, LLC

By: USRG Management Company, LLC, its Manager

By:
Name:
Title:

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FIRST REFUSAL AND CO-SALE AGREEMENT]

S - 1

“SERIES B INVESTORS”

USRG HOLDCO III, LLC

By: USRG Management Company, LLC, its Manager

By:
Name:
Title:

RUSTIC CANYON VENTURES SBIC, LP

By: Rustic Canyon SBIC Partners, LLC, its General Partner

By:
Name:
Title:	Member

RUSTIC CANYON VENTURES III, L.P.

By: Rustic Canyon GP III, LLC, its General Partner

By:
Name:
Title:	Member

SAINTS CAPITAL FALCON, L.P.

By:

By:
Name:
Title:

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FIRST REFUSAL AND CO-SALE AGREEMENT]

S - 2

“SERIES C-1 INVESTORS”

USRG HOLDCO 3D, LLC

By:
Name:	Jonathan Koch
Title:	President

USRG HOLDCO III, LLC

By: USRG Management Company, LLC, its Manager

By:
Name:
Title:

RUSTIC CANYON VENTURES III, L.P.

By: Rustic Canyon GP III, LLC, its General Partner

By:
Name:
Title:	Member

RUSHEEN CAPITAL PARTNERS, LLC

By:
Name:
Title:

WM ORGANIC GROWTH, INC.

By:
Name:
Title:

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FIRST REFUSAL AND CO-SALE AGREEMENT]

S - 3

“KEY HOLDERS”

E. JAMES MACIAS

By:

ERIC N. PRYOR

By:

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FIRST REFUSAL AND CO-SALE AGREEMENT]

S - 4

SCHEDULE A

KEY HOLDERS

Name and Address

E. James Macias

c/o Fulcrum BioEnergy, Inc.

4900 Hopyard Road, Suite 220

Pleasanton, CA 94588

Eric N. Pryor

c/o Fulcrum BioEnergy, Inc.

4900 Hopyard Road, Suite 220

Pleasanton, CA 94588

Schedule A

SCHEDULE B

SERIES A INVESTORS

Name and Address

USRG HOLDCO III, LLC

2425 Olympic Boulevard, Suite 4050 West

Santa Monica, California 90404

Attention: James A.C. McDermott

Facsimile: (310) 943-1993

Schedule B

SCHEDULE C

SERIES B-1 INVESTORS

Name and Address

Rustic Canyon Ventures SBIC, LP

2425 Olympic Boulevard, Suite 6050 West

Santa Monica, California 90404

Attention: Tom Unterman

Facsimile: (310) 998-8001

Rustic Canyon Ventures III, L.P.

2425 Olympic Boulevard, Suite 6050 West

Santa Monica, California 90404

Attention: Tom Unterman

Facsimile: (310) 998-8001

USRG HOLDCO III, LLC

2425 Olympic Boulevard, Suite 4050 West

Santa Monica, California 90404

Attention: James A.C. McDermott

Facsimile: (310) 943-1993

Saints Capital Falcon, L.P.

475 Sansome Street, Suite 1850

San Francisco, CA 94111

Attention: David Quinlivan

Facsimile: (415) 835-5970

Schedule C

SCHEDULE D

SERIES B-2 INVESTORS

Name and Address

Rustic Canyon Ventures III, L.P.

2425 Olympic Boulevard, Suite 6050 West

Santa Monica, California 90404

Attention: Tom Unterman

Facsimile: (310) 998-8001

USRG HOLDCO III, LLC

2425 Olympic Boulevard, Suite 4050 West

Santa Monica, California 90404

Attention: James A.C. McDermott

Facsimile: (310) 943-1993

Schedule D

SCHEDULE E

SERIES C-1 INVESTORS

Name and Address

USRG Holdco 3D, LLC

10 Bank Street

White Plains, NY 10606

United States

Attention: Jonathan Koch

Fax: (914) 390-9611

USRG HOLDCO III, LLC

2425 Olympic Boulevard, Suite 4050 West

Santa Monica, California 90404

Attention: James A.C. McDermott

Facsimile: (310) 943-1993

Rustic Canyon Ventures III, L.P.

2425 Olympic Boulevard, Suite 6050 West

Santa Monica, California 90404

Attention: Tom Unterman

Facsimile: (310) 998-8001

Rusheen Capital Partners, LLC

2332 Mandeville Canyon Road

Los Angeles, California 90049

Attention: James A.C. McDermott

Facsimile: (310) 861-5556

WM Organic Growth, Inc.

1001 Fannin Street, Suite 4000

Houston, Texas 77002

Attention: Joseph L. Vaillancourt

Facsimile: (866) 750-6955

(with copies, which shall not constitute notice, to (a) the

General Counsel at the same address above and (b)

Stinson Morrison Hecker LLP, 1201 Walnut, Suite

2900, Kansas City, Missouri, Attention: Jack Bowling)

Schedule E

EXHIBIT A

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (this “Adoption Agreement”) is executed by the undersigned (the “Holder”) pursuant to the terms of that certain Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of November 16, 2011 (the “Agreement”), by and among the Company, the Key Holders listed on Schedule A attached thereto, the Series A Investors listed on Schedule B attached thereto, the Series B-1 Investors listed on Schedule C attached thereto, the Series B-2 Investors listed on Schedule D attached thereto and the Series C-1 Investors listed on Schedule E attached thereto. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of Capital Stock (including any options, warrants or other rights to purchase such Capital Stock), for one of the following reasons (check the correct box):

☐	as a transferee of shares of Capital Stock from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	as a transferee of shares of Capital Stock from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	in accordance with Section 6.5 and/or Section 6.6 of the Agreement, as a new “Key Holder,” in which case Holder will be a “Key Holder” and “Stockholder” for all purposes of the Agreement, or as a new “Investor,” in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the shares of Capital Stock and any other securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address, facsimile number or email listed below Holder’s signature hereto.

[Signature Page Follows]

Exhibit A

HOLDER:	ACCEPTED AND AGREED:

By:	FULCRUM BIOENERGY, INC.
Name/Title:
Address:	By:
Name:
Facsimile:	Title:
Email:

Exhibit A

EXHIBIT B

CONSENT OF SPOUSE

I,                                         , spouse of                             , acknowledge that I have read the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of November 16, 2011, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Capital Stock of the Company upon a Proposed Transfer of shares of Transfer Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Transfer Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of Transfer Stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Stockholder’s Spouse]

Exhibit B

EXHIBIT G

FORM OF FOURTH AMENDED AND RESTATED VOTING AGREEMENT

FOURTH AMENDED AND RESTATED VOTING AGREEMENT

THIS FOURTH AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is dated as of November 16, 2011 by and among (i) Fulcrum BioEnergy, Inc., a Delaware corporation (the “Company”), (ii) the holders of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and/or options to acquire shares of Common Stock listed on Schedule A attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Key Holders”), (iii) the holders of the Series A Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”), listed on Schedule B attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Series A Investors”), (iv) the holders of the Series B-1 Preferred Stock, par value $0.001 per share, of the Company (the “Series B-1 Preferred Stock”), listed on Schedule C attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Series B-1 Investors”), (v) the holders of the Series B-2 Preferred Stock, par value $0.001 per share, of the Company (the “Series B-2 Preferred Stock” and together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), listed on Schedule D attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Series B-2 Investors” and together with the Series B-1 Investors, the “Series B Investors”), and (vi) the purchasers of the Series C-1 Preferred Stock, par value $0.001 per share, of the Company (the “Series C-1 Preferred Stock” and, together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), listed on Schedule E attached hereto, as it may be amended from time to time in accordance with this Agreement (the “Series C-1 Investors” and together with the Series A Investors and Series B Investors, the “Investors”).

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

A. The Company, the Key Holders, the Series A Investors, the Series B Investors and certain of the Series C-1 Investors are parties to a Third Amended and Restated Voting Agreement dated as of September 7, 2011 (the “Prior Agreement”).

B. Concurrently with the execution of this Agreement, the Company and the Series C-1 Investors are entering into a Second Amended and Restated Series C Preferred Stock Purchase Agreement of even date herewith (the “Amended and Restated Purchase Agreement”) and, upon the terms and subject to the conditions of the Amended and Restated Purchase Agreement, the Company has agreed to issue and sell, and each Series C-1 Investor has agreed to purchase, that number of shares of Series C-1 Preferred Stock set forth opposite its name on Exhibit A or Exhibit B attached thereto, as applicable.

C. As a condition to the execution of the Amended and Restated Purchase Agreement and as an inducement to such Investors to purchase shares of Series C-1 Preferred Stock pursuant to the Amended and Restated Purchase Agreement, the Company, the Key Holders and the Investors are entering into this Agreement on the terms and conditions set forth below to provide for the future voting of their shares of the Company’s capital stock as set forth below.

D. The Company, the Key Holders, the Series A Investors, the Series B Investors and current Series C-1 investors desire to induce additional Series C-1 Investors to purchase shares of Series C-1 Preferred Stock pursuant to the Amended and Restated Purchase Agreement by agreeing to the terms and conditions set forth below.

E. The Company and the Key Holders and the Investors (collectively, the “Stockholders”) desire to amend and restate the Prior Agreement in its entirety as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A. Amendment of Prior Agreement.

Pursuant to Section 4.6 of the Prior Agreement, effective and contingent upon execution of this Agreement by the Company and the holders of eighty percent (80%) of (i) the Investor Shares (as defined in the Prior Agreement) and (ii) the shares of Preferred Stock remaining to be purchased under the Amended and Restated Purchase Agreement, dated as of September 7, 2011 (the “Purchase Agreement”), including the approval of the holders of a majority of the Series C-1 Preferred Stock that was to be purchased under the Purchase Agreement by the New Investors (as defined in the Purchase Agreement), the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Stockholders shall be bound by the provisions hereof as the sole agreement of the Company and the Stockholders with respect to the subject matter hereof.

1. Voting.

1.1 Key Holders; Investor Shares.

(a) Key Holders. Each Key Holder hereby agrees to hold all shares of voting capital stock of the Company registered in its name or beneficially owned by it as of the date hereof, if any, and any and all other securities of the Company legally or beneficially acquired by such Key Holder after the date hereof (collectively, the “Key Holder Shares”) subject to, and to vote the Key Holder Shares at each regular and each special meeting of stockholders (whether by written consent or otherwise) in accordance with, the provisions of this Agreement.

(b) Investors. Each Investor hereby agrees to hold all shares of voting capital stock of the Company registered in its name or beneficially owned by it as of the date hereof and any and all other voting equity securities of the Company legally or beneficially acquired by such Investor after the date hereof (collectively, the “Investor Shares” and, together with the Key Holder Shares, the “Shares”) subject to, and to vote the Investor Shares at each regular and each special meeting of stockholders (whether by written consent or otherwise) in accordance with, the provisions of this Agreement.

1.2 Election of Directors. On all matters relating to the election of directors of the Company, the Key Holders and the Investors agree to vote all Shares held by them (or to

2

consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect (and maintain in office) members of the Company’s board of directors (the “Board of Directors”) as follows:

(a) two (2) individuals designated by USRG HOLDCO III, LLC (“USRG HOLDCO”), so long as it holds any shares of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like affecting such shares), which individuals initially shall be James A.C. McDermott and Tim Newell;

(b) two (2) individuals designated jointly by Rustic Canyon Ventures SBIC, LP and Rustic Canyon Ventures III, L.P. (collectively, “RCV”), so long as they collectively hold any shares of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like affecting such shares), which individuals initially shall be Tom Unterman and Nate Redmond;

(c) one (1) individual designated by USRG Holdco 3D, LLC (“USRG Holdco 3D”), so long as it holds any shares of Series C-1 Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like affecting such shares), which individual initially shall be Jonathan Koch;

(d) the individual serving as Chief Executive Officer of the Company; and

(e) in the event (i) the Board of Directors fail to reach agreement as a result of a vote deadlocked at 3-3, or (ii) the Company’s expenditures are greater than a ten percent (10%) variance from the Company’s approved annual budget (the “Annual Budget”) (either such event, a “Board Event”), one (1) individual designated by USRG Holdco 3D to serve as a member of the Board of Directors until such time as the deadlocked vote is resolved or the Company’s expenditures are less than a ten percent (10%) variance from the Company’s approved annual budget, as applicable, or until such earlier time as agreed upon by the holders of at least a majority of the outstanding shares of Series C-1 Preferred Stock, voting as a separate class on an as-converted basis, which vote must include the approval of USRG Holdco 3D. USRG Holdco 3D shall have the right to designate a member of the Board of Directors pursuant to this Section 1.2(e) in each instance a Board Event occurs.

1.3 Removal. USRG HOLDCO, RCV and USRG Holdco 3D, as applicable, may remove its designated director(s) at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in their respective sole discretion, and after written notice to each of the parties hereto of the new nominee(s) to replace such director(s) and, with respect to a nominee of USRG HOLDCO, RCV or USRG Holdco 3D, as applicable, each Investor shall promptly vote its Investor Shares to remove or elect, as applicable, such nominee(s) to the Board of Directors pursuant to Sections 1.2(a), 1.2(b), 1.2(c) and 1.2(e), respectively.

1.4 Directors and Officers Liability Insurance. The Company shall obtain and keep directors and officers liability insurance (including “Side A” and “Side B” coverage) in the minimum amount of $5,000,000, so long as any representative(s) of the Investors serve on the

3

Board, unless and until such coverage is unavailable on commercially reasonable terms as determined by the Board of Directors.

2. Additional Representations and Covenants.

2.1 Covenants of the Company. The Company agrees to use its best efforts to ensure that the rights granted under this Agreement are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to cause its representatives to prepare and distribute the documents and obtain the approvals and consents necessary to effectuate the transactions described in this Agreement. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the applicable party. The Company shall use its best efforts to cause any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) who, after the date of this Agreement, (i) becomes the beneficial holder of Common Stock or otherwise acquires an interest in or right to acquire Common Stock (including, without limitation, options, warrants or other securities convertible into, exchangeable or exercisable for shares of Common Stock), or (ii) acquires any shares of any other class or series of capital stock of the Company or any options, warrants or other securities convertible, exchangeable or exercisable into such other class or series of capital stock of the Company, in each case, that represent 1% or more of the Company’s fully diluted capitalization, to agree to be bound by the terms of this Agreement and execute and deliver an Adoption Agreement substantially in the form attached hereto as Exhibit A (the “Adoption Agreement”).

2.2 No Revocation. The agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement except as provided in this Agreement.

2.3 Legends.

(a) Each certificate representing the Shares shall be endorsed by the Company with the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b) The Company, by its execution of this Agreement, agrees that, during the term of this Agreement, it will maintain (upon registration of transfer, reissuance or

4

otherwise) the Legend on any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Shares previously represented by a certificate carrying the Legend, and will supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure by the Company to cause the certificates evidencing such shares to bear the Legend and/or the failure to supply, free of charge, a copy of this Agreement shall not affect the validity or enforcement of this Agreement. The Legend shall be removed from each such certificate at such time as the shares represented by such certificate are no longer subject to the provisions of this Agreement.

2.4 Drag-Along Right. If the Investors holding at least eighty seven percent (87%) of the Preferred Stock, voting together as a single class on an as-converted basis (the “Requisite Investors”), approve a sale of the Company or all or substantially all of the Company’s assets, whether by means of a merger, consolidation or sale of stock or assets, or otherwise (an “Approved Sale”), the Key Holders and the Investors shall each consent to, vote for, and raise no objections to the Approved Sale, and (i) if the Approved Sale is structured as a merger or consolidation of the Company, or a sale of substantially all of the Company’s assets, the Key Holders and Investors shall each waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) if the Approved Sale is structured as a sale of the stock of the Company, the Key Holders and Investors shall each agree to sell their Key Holder Shares and Investor Shares on the terms and conditions approved by the Requisite Investors, provided such terms do not provide that the Key Holder or Investor would receive less than the amount that would be distributed to the Key Holder or Investor in the event the proceeds of the Approved Sale were distributed in accordance with the Company’s Certificate of Incorporation, as amended (the “Charter”). The Key Holders and the Investors shall each take all necessary and desirable actions approved by the Requisite Investors in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (x) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements (with respect to the Key Holders), escrow agreements and other provisions and agreements relating to such Approved Sale and (y) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale. Notwithstanding anything to the contrary herein, no Key Holder or Investor shall be required to provide (a) representations and warranties in connection with an Approved Sale other than those pertaining to authorization, ownership, due execution, binding obligations and, if a sale of stock, the absence of liens on such stock or (b) indemnification in excess of its pro rata portion of the proceeds received by the Key Holders and the Investors in such Approved Sale; provided, however, in no event shall such Key Holder or Investor, as applicable, be liable for any amount in excess of the proceeds received by such Key Holder or Investor, as applicable, in such Approved Sale.

2.5 Ownership.

(a) Each Key Holder represents and warrants to the Investors and the Company that (i) to the extent such Key Holder now owns any Key Holder Shares, such Key Holder owns such Key Holder Shares free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than the Prior Agreement and one which has

5

expired or terminated prior to the date hereof, and (ii) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Holder enforceable in accordance with its terms.

(b) Each Investor represents and warrants to the other Investors and the Company that (i) such Investor now owns, or will own upon the issuance by the Company in accordance with the terms of the Amended and Restated Purchase Agreement, the Investor Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than the Prior Agreement, one that has expired or terminated prior to the date hereof and that certain voting agreement between certain Investors previously provided to all parties to this Agreement, and (ii) such Investor has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Investor enforceable in accordance with its terms.

3. Termination.

3.1 Termination Events. This Agreement shall terminate and have no further force and effect, upon the earliest to occur of any one of (a) the closing of a Qualified IPO (as defined in the Charter), (b) the closing of a Change of Control (as defined in the Charter) or (c) the date as of which the Company and the Investors terminate this Agreement by the written consent of the Company and the holders of at least eighty percent (80%) of the Investor Shares, voting together as a single class on an as-converted basis.

3.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 3.1 hereto, any holder of a stock certificate bearing the Legend may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

4. Miscellaneous.

4.1 Common Stock Issuable upon Exercise of Series C-2 Warrants. Immediately prior to an “Exercise Event” as defined in the Series C-2 Warrants dated of even date herewith, the Company will, in accordance with the laws of the State of Delaware, amend the Charter to increase the authorized amount of Common Stock to satisfy the Company’s obligations to issue Common Stock upon the exercise of the Series C-2 Warrants (as defined in the Amended and Restated Purchase Agreement). The Key Holders and the Investors agree to vote for any amendment to the Charter to increase the number of authorized shares of Common Stock in order for the Company to satisfy its obligations to issue Common Stock upon the exercise of the Series C-2 Warrants (as defined in the Amended and Restated Purchase Agreement).

4.2 Manner of Voting; Grant of Proxy. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law. If the provisions of this Agreement are construed to constitute the

6

granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

4.3 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate the Investors, or any of them, for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order for the benefit of the Investors, or any of them. Further, each party other than the Investors, waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach of this Agreement.

4.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

4.5 Entire Agreement. This Agreement and the Exhibits hereto, along with the Amended and Restated Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

4.6 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company and (ii) the holders of at least eighty percent (80%) of the Investor Shares, voting together as a single class on an as-converted basis; provided that, the Company may amend Schedule A, Schedule B, Schedule C, Schedule D, and/or Schedule E attached hereto from time to time to add information regarding (A) additional Key Holders or Investors, as applicable, that have executed and delivered Adoption Agreements, or (B) additional Shares acquired by the Key Holders or the Investors after the date hereof, without the consent of the other parties hereto. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party. Notwithstanding anything to the contrary herein, (1) the definition of “Requisite Investors” contained in Section 2.4 may not be amended, modified or waived without the written consent of the Investors holding 80% of the Series C-1 Preferred Stock and (2) this Agreement may not be amended or modified (or any provisions of this Agreement waived) with respect to any Investor without the written consent of such Investor unless such amendment, modification or waiver applies to all Investors in the same fashion.

4.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Key Holder, at such Key Holder’s respective address set forth on Schedule A attached hereto, or at such other address as

7

such Key Holder shall have properly furnished in writing to the Company, (b) if to an Investor, at such Investor’s respective address set forth on Schedule B, Schedule C, Schedule D or Schedule E attached hereto, as applicable, or at such other address as such Investor shall have properly furnished in writing to the Company, or (c) if to the Company, at 4900 Hopyard Road, Suite 220, Pleasanton, CA 94588, Fax: (925) 730-0157, Attn: Corporate Secretary, or at such other address as the Company shall have properly furnished to the Key Holders and the Investors in writing. Such notices shall be deemed effective upon (i) personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next day delivery; or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid.

4.8 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to the conflict of laws provisions. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware with respect to the interpretation of this Agreement or for the purposes of any action arising out of or relating to this Agreement.

4.9 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors in interest to any of the Key Holder Shares or Investor Shares. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless the person to whom such Shares are to be transferred shall have executed and delivered an Adoption Agreement. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall become a party to this Agreement and shall be bound by all of the provisions hereof as if such person were a Key Holder or Investor, as applicable, and such transferee’s signature appeared on the signature pages to this Agreement.

4.10 Additional Shares. If after the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification, or the like, such shares or securities shall be deemed to be Key Holder Shares or Investor Shares, as the case may be, for purposes of this Agreement.

4.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

8

4.12 Attorney’s Fees. If any suit or action is instituted under or in relation to this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of such suit or action (including any appeals), including without limitation, the reasonable fees and expenses of attorneys and accountants.

4.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

4.14 Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

4.15 Spousal Consent. If any individual Key Holder or Investor is married on the date of this Agreement, such Key Holder’s or Investor’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Key Holder’s or Investor’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Key Holder or Investor should marry or remarry subsequent to the date of this Agreement, such Key Holder or Investor shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Third Amended and Restated Voting Agreement to be duly executed and delivered as of the date first set forth above.

“COMPANY” FULCRUM BIOENERGY, INC., a Delaware corporation

By:
E. James Macias President and Chief Executive Officer

“SERIES A INVESTORS” USRG HOLDCO III, LLC

By: USRG Management Company, LLC, its Manager

By:
Name:
Title:

[signatures continue on following page]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED VOTING AGREEMENT]

“SERIES B INVESTORS” USRG HOLDCO III, LLC

By: USRG Management Company, LLC, its Manager

By:
Name:
Title:

RUSTIC CANYON VENTURES SBIC, LP

By: Rustic Canyon SBIC Partners, LLC, its General Partner

By:
Name:
Title:	Member

RUSTIC CANYON VENTURES III, L.P.

By: Rustic Canyon GP III, LLC, its General Partner

By:
Name:
Title:	Member

SAINTS CAPITAL FALCON, L.P.

By:

By:
Name:
Title:

[signatures continue on following page]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED VOTING AGREEMENT]

“SERIES C-1 INVESTORS” USRG HOLDCO 3D, LLC

By:
Name:	Jonathan Koch
Title:	President

USRG HOLDCO III, LLC

By: USRG Management Company, LLC, its Manager

By:
Name:
Title:

RUSTIC CANYON VENTURES III, L.P.

By: Rustic Canyon GP III, LLC, its General Partner

By:
Name:
Title:	Member

RUSHEEN CAPITAL PARTNERS, LLC

By:
Name:
Title:

WM ORGANIC GROWTH, INC.

By:
Name:
Title:

[signatures continue on following page]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED VOTING AGREEMENT]

“KEY HOLDERS” E. JAMES MACIAS

By:

ERIC N. PRYOR

By:

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED VOTING AGREEMENT]

SCHEDULE A

KEY HOLDERS

Name and Address

E. James Macias

c/o Fulcrum BioEnergy, Inc.

4900 Hopyard Road, Suite 220

Pleasanton, CA 94588

Eric N. Pryor

c/o Fulcrum BioEnergy, Inc.

4900 Hopyard Road, Suite 220

Pleasanton, CA 94588

Schedule A

SCHEDULE B

SERIES A INVESTORS

Name and Address

USRG HOLDCO III, LLC

2425 Olympic Boulevard, Suite 4050 West

Santa Monica, California 90404

Attention: James A.C. McDermott

Facsimile: (310) 943-1993

Schedule B

SCHEDULE C

SERIES B-1 INVESTORS

Name and Address

Rustic Canyon Ventures SBIC, LP

2425 Olympic Boulevard, Suite 6050 West

Santa Monica, California 90404

Attention: Tom Unterman

Facsimile: (310) 998-8001

Rustic Canyon Ventures III, L.P.

2425 Olympic Boulevard, Suite 6050 West

Santa Monica, California 90404

Attention: Tom Unterman

Facsimile: (310) 998-8001

USRG HOLDCO III, LLC

2425 Olympic Boulevard, Suite 4050 West

Santa Monica, California 90404

Attention: James A.C. McDermott

Facsimile: (310) 943-1993

Saints Capital Falcon, L.P.

475 Sansome Street, Suite 1850

San Francisco, CA 94111

Attention: David Quinlivan

Facsimile: (415) 835-5970

Schedule C

SCHEDULE D

SERIES B-2 INVESTORS

Name and Address

Rustic Canyon Ventures III, L.P.

2425 Olympic Boulevard, Suite 6050 West

Santa Monica, California 90404

Attention: Tom Unterman

Facsimile: (310) 998-8001

USRG HOLDCO III, LLC

2425 Olympic Boulevard, Suite 4050 West

Santa Monica, California 90404

Attention: James A.C. McDermott

Facsimile: (310) 943-1993

Schedule D

SCHEDULE E

SERIES C-1 INVESTORS

Name and Address

USRG Holdco 3D, LLC

10 Bank Street

White Plains, NY 10606

United States

Attention: Jonathan Koch

Fax: (914) 390-9611

USRG HOLDCO III, LLC

2425 Olympic Boulevard, Suite 4050 West

Santa Monica, California 90404

Attention: James A.C. McDermott

Facsimile: (310) 943-1993

Rustic Canyon Ventures III, L.P.

2425 Olympic Boulevard, Suite 6050 West

Santa Monica, California 90404

Attention: Tom Unterman

Facsimile: (310) 998-8001

Rusheen Capital Partners, LLC

2332 Mandeville Canyon Road

Los Angeles, California 90049

Attention: James A.C. McDermott

Facsimile: (310) 861-5556

WM Organic Growth, Inc.

1001 Fannin Street, Suite 4000

Houston, Texas 77002

Attention: Joseph L. Vaillancourt

Facsimile: (866) 750-6955

(with copies, which shall not constitute notice, to (a) the

General Counsel at the same address above and (b)

Stinson Morrison Hecker LLP, 1201 Walnut, Suite

2900, Kansas City, Missouri, Attention: Jack Bowling)

Schedule E

EXHIBIT A

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (this “Adoption Agreement”) is executed by the undersigned (the “Holder”) pursuant to the terms of that certain Fourth Amended and Restated Voting Agreement dated as of November 16, 2011 (the “Agreement”), by and among the Company, the Key Holders listed on Schedule A attached thereto, the Series A Investors listed on Schedule B attached thereto, the Series B-1 Investors listed on Schedule C attached thereto, the Series B-2 Investors listed on Schedule D attached thereto and the Series C-1 Investors listed on Schedule E attached thereto. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of capital stock of the Company (including any options, warrants or other rights to purchase such capital stock) (“Capital Stock”), for one of the following reasons (check the correct box):

☐	as a transferee of Investor Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” for all purposes of the Agreement.

☐	as a transferee of Key Holder Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” for all purposes of the Agreement.

☐	in accordance with Section 2.1 of the Agreement, as a new “Key Holder”, in which case Holder will be a “Key Holder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the shares of Capital Stock and any other securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Notice required or permitted by the Agreement shall be given to Holder at the address, facsimile number or email listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED

FULCRUM BIOENERGY, INC.

By:	By:

Name/Title:	Name:

Address:	Title:

Facsimile:

Email:

Exhibit A

EXHIBIT B

CONSENT OF SPOUSE

I,             , spouse of             , acknowledge that I have read the Fourth Amended and Restated Voting Agreement dated as of November 16, 2011, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:	By:
Name:

Exhibit B

EXHIBIT H

FORM OF LEGAL OPINION

OF

ORRICK, HERRINGTON & SUTCLIFFE LLP

November 16, 2011

To the Purchasers of Series C-1 Preferred

Stock of Fulcrum BioEnergy, Inc. Listed

on Exhibits A and B to the Second Amended and

Restated Series C Preferred Stock Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel for Fulcrum BioEnergy, Inc., a Delaware corporation (the “Company”), in connection with the execution of the Second Amended and Restated Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of November 8, 2011 among the Company and the persons listed on Exhibits A and B attached thereto (the “Purchasers”), the sale by the Company to the persons listed on Exhibit A attached to the Purchase Agreement (the “Existing Investors”) of 19,492,835 shares of Series C-1 Preferred Stock and the sale by the Company to the persons listed on Exhibit B attached to the Purchase Agreement (the “New Investors”) and 19,101,121 shares of Series C-1 Preferred Stock and warrants to acquire shares of the Company’s capital stock (the “Series C-2 Warrants”), which sale shall occur pursuant and subject to the terms and conditions of the Purchase Agreement, and the execution and delivery by the Company of the Fourth Amended and Restated Investors’ Rights Agreement dated as of November 16, 2011 (the “Investors’ Rights Agreement”), the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of November 16, 2011 (the “Co-Sale Agreement”) and the Fourth Amended and Restated Voting Agreement dated as of November 16, 2011 (the “Voting Agreement”). This letter is given to you pursuant to Section 4.5 of the Purchase Agreement. The Purchase Agreement, the Investors’ Rights Agreement, the Co-Sale Agreement, and the Voting Agreement are referred to herein collectively as the “Transaction Documents.” Unless defined herein, capitalized terms have the meanings given them in the Transaction Documents.

We have made such legal examination as we have deemed necessary for the purpose of rendering our opinions set forth in this letter. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Purchase Agreement and the certificate of Eric Pryor the Chief Financial Officer of the Company (the “Opinion Certificate”) and upon certificates and statements of government officials and of officers of the Company. In addition, we have examined originals or copies of documents, corporate records and other writings that we considered relevant for the purpose of rendering our opinions in this letter. In such examination, we have assumed the genuineness of all signatures on original documents (other than the

To the Purchasers of Series C Preferred

Stock of Fulcrum BioEnergy, Inc.

November 16, 2011

Company with respect to the Transaction Documents) and the conformity to original documents of all copies submitted to us. In making our examination of documents executed by entities other than the Company, we have assumed that (a) each other entity had the power to enter into and perform all its obligations thereunder; (b) each other entity duly authorized, executed and delivered such documents; (c) each such document constitutes a valid and binding obligation of each such other entity, enforceable against such other entity in accordance with its terms; and (d) there is no fact or circumstance relating to you or your business that might prevent you from enforcing any of the rights provided for in the Transaction Documents. We have also assumed that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder.

Whenever a statement herein is qualified by the phrase “to our knowledge” or “known to us” or similar phrases it is intended to indicate that, during the course of our representation of the Company in the transaction described in the first paragraph of this letter, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys presently in this firm who have rendered legal services in connection with such representation. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation or review, and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Where statements in this letter are qualified by the term “material”, those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company or its business, assets or financial condition that are entirely those of the Company and its officers, after having been advised by us as to the legal effect and consequences of such matters.

We express no opinion as to matters governed by any laws other than the federal laws of the United States of America, the laws of the State of California and the corporate law of the State of Delaware. We express no opinion as to any choice of law provision, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Transaction Documents or the transactions contemplated thereby. We are not admitted to practice law in the State of Delaware, and our opinions as to Delaware corporate law are based on a review of a standard compilation of the Delaware General Corporation Law and the reported decisions of the Delaware courts interpreting that Law.

To the Purchasers of Series C Preferred

Stock of Fulcrum BioEnergy, Inc.

November 16, 2011

We note that the parties to the Transaction Documents have designated the laws of the State of Delaware as the laws governing the Transaction Documents. Since our opinions as to Delaware law are limited to Delaware corporate law, our opinions as to the legality, validity, binding effect and enforceability of the Transaction Documents are premised on the result that would be obtained if a California court were to apply the internal laws of the State of California to the Transaction Documents (notwithstanding the designation therein of the laws of the State of Delaware). If the Transaction Documents are not legal, valid, binding and enforceable under the laws of the State of Delaware, the Transaction Documents might not be enforced by a California court if it gave effect to the parties’ choice of law.

In rendering the opinions set forth in paragraph (i) below with respect to corporate good standing and qualification to do business as a foreign corporation, we have relied exclusively on certificates of public officials.

In rendering the opinion set forth in paragraph (iii) below relating to the fully paid status of all of the issued shares of capital stock of the Company, we have relied without independent verification on the Opinion Certificate, to the effect that the Company has received the consideration approved by the Company’s Board of Directors for all of the issued shares of capital stock of the Company.

In rendering the opinion and providing the confirmation set forth in paragraph (iii) below, we have relied without further investigation on our review of the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Restated Charter”), the Bylaws as amended to date, the minute books relating to meetings and written consents of the Board of Directors and stockholders of the Company, the stock records of the Company and statements in the Opinion Certificate relating to the capitalization of the Company (collectively, the “Capitalization Records”). The Company has represented to us that the Capitalization Records completely and accurately describe all of the Company’s issuances of shares of its capital stock, options, warrants, conversion privileges, preemptive rights or other rights to purchase shares of its capital stock.

In rendering the opinion in paragraph (v) below, the term “Contractual Obligations” shall mean only those agreements to which the Company is a party or by which it is bound and which are expressly identified in Exhibit A hereto. We have further assumed that each such Contractual Obligation will be interpreted in accordance with its plain meaning. We have not, however, reviewed any financial covenants or similar provisions in the Contractual Obligations that require financial calculations to ascertain compliance, and no opinion is provided with respect thereto. We also do not express any opinion on parol evidence bearing on interpretation or construction of such agreements.

To the Purchasers of Series C Preferred

Stock of Fulcrum BioEnergy, Inc.

November 16, 2011

In rendering the opinion in paragraph (v) below relating to violations of United States federal, Delaware corporate or California laws, rules or regulations applicable to the Company, such opinion is limited to such laws, rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Transaction Documents.

In rendering the opinions expressed in paragraph (v) below, please note that we have not conducted searches of the dockets of any court or administrative agency whatsoever.

In rendering the opinions expressed in paragraphs (v), (vi) and (vii) below, we have assumed and relied upon, and express no opinion with respect to, the following: (a) that the representations and warranties of the Purchasers as to factual matters set forth in the Transaction Documents are true and complete; (b) that any wire transfers, drafts or checks or other consideration tendered by the Purchasers will be honored or received; (c) the information provided by the Company to the Purchasers in connection with the offer and sale of the Stock and Series C-2 Warrants is accurate and complete; (d) that the Company’s representations to us that the Company has made no offer to sell the Stock and Series C-2 Warrants by means of any general solicitation or in connection with the publication of any advertisement therefor and that no offer or sale of the Stock and Series C-2 Warrants has been made or will be made in any states outside of California where such offer or sale would be contrary to applicable law are accurate and complete; and (e) that the representations and warranties as to factual matters made by the Company and all prior purchasers of the Company’s securities given in connection with the sale of such securities are true and complete.

The opinions hereinafter expressed are subject to the following further qualifications:

(1) Our opinions are qualified by limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally.

(2) Our opinions are qualified by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(3) We note that a requirement that provisions of the Transaction Documents may only be waived in writing may not be enforceable to the extent an oral agreement has been adopted modifying provisions of the Transaction Documents or an implied agreement by trade practice or course of conduct has given rise to a waiver.

To the Purchasers of Series C Preferred

Stock of Fulcrum BioEnergy, Inc.

November 16, 2011

(4) We note that our opinions are based upon current statutes, rules, regulations, cases and official interpretive opinions, and cover certain items that are not directly or definitively addressed by such authorities.

(5) We express no opinion as to the effect of judicial decisions that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Transaction Documents.

(6) We express no opinion as to the enforceability of provisions of the Transaction Documents expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law where such waivers are against public policy.

(7) We express no opinion as to the enforceability of any provision of any Transaction Document purporting to (a) waive rights to trial by jury, service of process or objections to the laying of venue or to forum in connection with any litigation arising out of or pertaining to the Transaction Documents, (b) exclude conflict of law principles, (c) establish particular courts as the forum for the adjudication of any controversy relating to the Transaction Documents, (d) establish the laws of any particular state or jurisdiction for the adjudication of any controversy relating to the Transaction Documents, (e) establish evidentiary standards or make determinations conclusive or (f) provide for arbitration of disputes.

(8) We express no opinion as to the enforceability of any provisions of the Transaction Documents providing that (a) rights or remedies are not exclusive, (b) rights or remedies may be exercised without notice, (c) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (d) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (e) liquidated damages are to be paid upon the breach of any Transaction Document or (f) the failure to exercise, or any delay in exercising, rights or remedies available under the Transaction Documents will not operate as a waiver of any such right or remedy.

(9) We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable United States federal or state laws concerning the issuance or sale of securities, including, without limitation, (a) the accuracy and completeness of the information provided by the Company to the Purchasers in connection with the offer and sale of the Stock and Series C-2 Warrants, and (b) the accuracy or fairness of the past, present or future fair market value of any securities.

(10) We express no opinion as to the enforceability of the indemnification and contribution provisions in the Investors’ Rights Agreement to the extent that the provisions

To the Purchasers of Series C Preferred

Stock of Fulcrum BioEnergy, Inc.

November 16, 2011

thereof may be limited by United States federal or state laws concerning the issuance or sale of securities or by public policy or statutory provisions relating to indemnification and contribution.

(11) We express no opinion as to the effect of any law or equitable principle that provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to have been unconscionable at the time it was made or contrary to public policy.

(12) We express no opinion as to your compliance with any United States federal or state law relating to your legal or regulatory status or the nature of your business.

(13) We have assumed that, and we express no opinion as to whether, the Transaction Documents and the transactions contemplated thereby were fair, just and reasonable to the Company within the meaning of Section 144 of the General Corporation Law of the State of Delaware and Section 310 of the California Corporations Code and we express no opinion as to whether the members of the Company’s Board of Directors have complied with their fiduciary duties in connection with the authorization and performance of the Transaction Documents and the transactions contemplated thereby.

(14) We express no opinion as to the enforceability of any provisions in the Transaction Documents concerning the voting of the Company’s capital stock, including without limitation those provisions set forth in the Voting Agreement.

(15) We express no opinion as to compliance with any United States federal or state antitrust statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or as to compliance with the Small Business Investment Act of 1958.

Based upon and subject to the foregoing, and except as specifically set forth in the Purchase Agreement or the Schedule of Exceptions, we are of the opinion that:

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business as a foreign corporation in the State of California.

(ii) The Company has the corporate power and authority to execute and deliver the Transaction Documents, to sell and issue the Stock and the Series C-2 Warrants thereunder, to

To the Purchasers of Series C Preferred

Stock of Fulcrum BioEnergy, Inc.

November 16, 2011

issue the Common Stock issuable upon conversion of the Stock and the shares of Common Stock or Series C-2 Preferred Stock, as applicable, issuable upon exercise of the Series C-2 Warrants (such stock, the “Warrant Stock”) and to perform its obligations under the Transaction Documents.

(iii) The authorized capital stock of the Company consists or will, upon the filing of the Restated Charter, consist of 90,000,000 shares of Common Stock, par value $0.001 per share, of which 3,316,297 shares are issued and outstanding prior to the Closing, and 181,887,412 shares of Preferred Stock, 6,471,573 shares of which have been designated Series A Preferred Stock, all of which are issued and outstanding prior to the Closing, 14,000,000 shares of which have been designated Series B-1 Preferred Stock, all of which are issued and outstanding prior to the Closing, 13,450,762 shares of which have been designated Series B-2 Preferred Stock, all of which are issued and outstanding prior to the Closing, 38,593,956 shares of which have been designated Series C-1 Preferred Stock, 13,905,765 of which are issued and outstanding prior to the Closing and 19,101,121 shares of which have been designated Series C-2 Preferred Stock, none of which are issued and outstanding prior to the Closing. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable. The Company has reserved an aggregate of 72,786,291 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock, 19,101,121 shares of Series C-2 Preferred Stock for issuance upon exercise of the Warrants, an aggregate of 38,593,956 shares of Series C-1 Preferred Stock for issuance under the Purchase Agreement and 9,000,000 shares of Common Stock for issuance under the Company’s 2007 Stock Incentive Plan (the “Stock Plan”). To our knowledge, except for the Warrants, conversion privileges of the Preferred Stock and the outstanding options issued pursuant to the Stock Plan, and except as set forth in the Investors’ Rights Agreement, there are no preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any of the authorized but unissued stock of the Company that have not been waived and there are no anti-dilution provisions with respect to the Company’s capital stock except as set forth in the Restated Charter.

(iv) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Stock (and the Common Stock issuable upon conversion thereof) and the Series C-2 Warrants (and the shares of Series C-2 Preferred Stock issuable upon exercise thereof) and the execution and filing with the Secretary of State of the State of Delaware of the Restated Charter, has been taken. The Restated Charter has been duly executed by the Company. The Transaction Documents and the Series C-2 Warrants have been duly executed and delivered by the Company and constitute valid and

To the Purchasers of Series C Preferred

Stock of Fulcrum BioEnergy, Inc.

November 16, 2011

binding obligations of the Company enforceable against the Company in accordance with their terms. Shares of Common Stock issuable upon conversion of the Stock and shares of Series C-2 Preferred Stock issuable upon exercise of the Series C-2 Warrants have been duly and validly reserved. When issued in compliance with the provisions of the Purchase Agreement and the Restated Charter, the Stock (and the shares of Common Stock issuable upon conversion of the Stock) will be duly authorized, validly issued, fully paid and nonassessable.

(v) The execution, delivery and performance of the Transaction Documents, the issuance of the Stock (and the Common Stock issuable upon conversion of the Stock) and the Series C-2 Warrants (and the Series C-2 Preferred Stock issuable upon exercise of the Series C-2 Warrants), have not resulted and will not as of the Closing result in (A) a violation of or conflict with the Restated Charter or Bylaws, (B) a violation of any statute, rule or regulation of United States federal, Delaware corporate or California law, (C) a violation of any judgment or order (if any) known to us to be applicable to the Company or (D) a material default under or breach of any Contractual Obligation.

(vi) No consent, approval or authorization of or designation, declaration or filing with, any United States federal, Delaware corporate or California governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Stock (and the Common Stock issuable upon conversion thereof) or the Series C-2 Warrants and the Warrant Stock, except the notice filings required by Rule 503 under the Securities Act of 1933, as amended (the “33 Act”) and Section 25102.1 of the California Corporate Securities Law of 1968, as amended (the “California Securities Law”).

(vii) The offer and sale of the Stock and the Series C-2 Warrants and, assuming the Series C-2 Warrants were exercised on the date hereof and the Shares and the Warrant Stock were converted on the date hereof, the Shares and the Warrant Sock so converted are exempt from the registration requirements of the 33 Act and from the qualification requirements of the California Securities Law.

In addition, we advise you supplementally as a matter of fact and not opinion that, except as disclosed in the Purchase Agreement or the Schedule of Exceptions, to our knowledge, there are no actions, proceedings or governmental investigations pending or threatened against the Company. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its officers or directors, nor have we undertaken any further inquiry whatsoever with respect to such actions, proceedings or investigations other than to request the Opinion Certificate from the Company.

To the Purchasers of Series C Preferred

Stock of Fulcrum BioEnergy, Inc.

November 16, 2011

This letter is furnished to you solely for your benefit in connection with the transaction described in the first paragraph of this letter and may not be relied upon, used, quoted, or referred to by, nor may copies hereof be delivered to, any other person without our prior written consent. We disclaim any obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter occur or be brought to our attention that may alter, affect or modify the opinions expressed herein.

The opinions set forth in this letter are based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved, including customary practice as described in bar association reports.

Sincerely,

ORRICK, HERRINGTON & SUTCLIFFE LLP